                                                              EXHIBIT 4-C


                        FIRST FINANCIAL BANCORP THRIFT
                                 PLAN AND TRUST




   Original Effective Date:                             September 1, 1977

   Amended and Restated:                                January 1, 1983
                                                        January 1, 1984
                                                        January 1, 1986

   TRA '86 Restatement Effective Date:                  January 1, 1989



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                         FIRST FINANCIAL BANCORP THRIFT
                                 PLAN AND TRUST

                                TABLE OF CONTENTS

Section                                                                                                        Page
- -------                                                                                                        ----

ARTICLE I - Introduction........................................................................................I-1
         1.01     Plan Established..............................................................................I-1
         1.02     Exclusive Benefit.............................................................................I-1
         1.03     Type of Plan..................................................................................I-1

ARTICLE II - Definitions.......................................................................................II-1
         2.01     "Actuarial Equivalent".......................................................................II-1
         2.02     "Administrator"..............................................................................II-1
         2.03     "Account"....................................................................................II-1
         2.04     "Actual Contribution Percentage".............................................................II-1
         2.05     "Actual Deferral Percentage" or "ADP"........................................................II-1
         2.06     "Aggregate Limit"............................................................................II-1
         2.07     "Annual Addition"............................................................................II-2
         2.08     "Annual Benefit".............................................................................II-2
         2.09     "Annuity Starting Date"......................................................................II-2
         2.10     "Authorized Leave of Absence"................................................................II-2
         2.11     Reserved.....................................................................................II-2
         2.12     "Break in Service"...........................................................................II-2
         2.13     "Code".......................................................................................II-2
         2.14     "Committee"..................................................................................II-2
         2.15     "Compensation"...............................................................................II-2
         2.16     Compensation.................................................................................II-4
         2.17     "Contract"...................................................................................II-5
         2.18     "Contribution Agreement".....................................................................II-5
         2.19     "Contribution Percentage"....................................................................II-5
         2.20     "Contribution Percentage Amounts"............................................................II-5
         2.21     "Determination Year".........................................................................II-5
         2.22     Reserved.....................................................................................II-5
         2.23     Reserved.....................................................................................II-5
         2.24     Reserved.....................................................................................II-5
         2.25     "Earned Income"..............................................................................II-5
         2.26     "Effective Date".............................................................................II-5

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
Section                                                                                                        Page
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
         2.27     "Elective Deferrals".........................................................................II-5
         2.28     "Elective Deferral Account"..................................................................II-6
         2.29     "Employee"...................................................................................II-6
         2.30     "Employee After-Tax Contribution"............................................................II-6
         2.31     "Employee After-Tax Contribution Account"....................................................II-6
         2.32     "Employer"...................................................................................II-6
         2.33     "Employer Contributions".....................................................................II-6
         2.34     "Employer Contribution Account"..............................................................II-6
         2.35     "Entry Date".................................................................................II-6
         2.36     "ERISA"......................................................................................II-7
         2.37     "Excess Aggregate Contribution"..............................................................II-7
         2.38     Reserved.....................................................................................II-7
         2.39     "Excess Contributions".......................................................................II-7
         2.40     "Excess Elective Deferrals"..................................................................II-7
         2.41     "Fiscal Year"................................................................................II-7
         2.42     "Highly Compensated Employee"................................................................II-7
         2.43     "Hour of Service"............................................................................II-9
         2.44     Reserved....................................................................................II-10
         2.45     "Investment Manager"........................................................................II-10
         2.46     "Leased Employee"...........................................................................II-10
         2.47     "Limitation Year"...........................................................................II-10
         2.48     "Look-Back Year"............................................................................II-10
         2.49     "Matching Contribution".....................................................................II-11
         2.50     "Matching Contribution Account".............................................................II-11
         2.51     "Maximum Permissible Amount"................................................................II-11
         2.52     "Named Fiduciary"...........................................................................II-11
         2.53     "Nonhighly Compensated Employee"............................................................II-11
         2.54     "Normal Retirement Age".....................................................................II-11
         2.55     "Normal Retirement Date"....................................................................II-11
         2.56     "Owner-Employee"............................................................................II-11
         2.57     "Participant"...............................................................................II-11
         2.58     "Participation Commencement Date"...........................................................II-11
         2.59     "Plan"......................................................................................II-11
         2.60     "Plan Year".................................................................................II-11
         2.61     "Projected Annual Benefit"..................................................................II-12
         2.62     "Qualified Domestic Relations Order"........................................................II-12
         2.63     "Qualified Election"........................................................................II-12
         2.64     "Qualified Employer Contribution"...........................................................II-12
         2.65     "Qualified Employer Contribution Account"...................................................II-12
         2.66     "Qualified Joint and Survivor Annuity"......................................................II-12
         2.67     "Qualified Pre-Retirement Survivor Annuity".................................................II-13
         2.68     "Qualified Voluntary Employee Contribution".................................................II-13
         2.69     "Qualified Voluntary Employee Contribution Account".........................................II-13
         2.70     "Qualifying Employer Real Property".........................................................II-13

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
Section                                                                                                        Page
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
         2.71     "Qualifying Employer Securities"............................................................II-13
         2.72     "Required Beginning Date"...................................................................II-13
         2.73     "Rollover Account"..........................................................................II-13
         2.74     "Self-Employed Individual"..................................................................II-13
         2.75     "Spouse" ...................................................................................II-13
         2.76     "Suspense Account"..........................................................................II-13
         2.77     Reserved....................................................................................II-13
         2.78     "Trust" or "Trust Fund".....................................................................II-14
         2.79     "Trustee"...................................................................................II-14
         2.80     "Valuation Date"............................................................................II-14
         2.81     "Year of Service"...........................................................................II-14
         2.82     "Former Participant"........................................................................II-14
         2.83     "Employer Stock Fund".......................................................................II-14
         2.84     "Market Value"..............................................................................II-14

ARTICLE III - Eligibility and Participation...................................................................III-1
         3.01     Eligibility Requirements....................................................................III-1
         3.02     Application for Participation...............................................................III-1
         3.03     Reemployment Prior to Break in Service (Eligibility)........................................III-2
         3.04     Reemployment After Break in Service (Eligibility)...........................................III-2
         3.05     Authorized Leave of Absence.................................................................III-2
         3.06     Past Service with Former Employer...........................................................III-2

ARTICLE IV - Employer Contributions............................................................................IV-1
         4.01     Employer Contributions.......................................................................IV-1
         4.02     Matching Contributions for Elective Deferrals................................................IV-1
         4.03     Reserved.....................................................................................IV-1
         4.04     Form of Contribution.........................................................................IV-1
         4.05     For Exclusive Benefit of Participants........................................................IV-2
         4.06     Limitations on Allocations...................................................................IV-2
         4.07     Allocation of Forfeitures....................................................................IV-5
         4.08     Return of Contributions......................................................................IV-6

ARTICLE V - Participant Contributions...........................................................................V-1
         5.01     Employee After-Tax Contributions..............................................................V-1
         5.02     Elective Deferral Contributions...............................................................V-1
         5.03     Qualified Voluntary Employee Contributions....................................................V-2
         5.04     Annual Elective Deferral Limitation...........................................................V-2

ARTICLE VI - Non-Discrimination Testing........................................................................VI-1
         6.01     Actual Deferral Percentage Test..............................................................VI-1
         6.02     Excess Contributions.........................................................................VI-2
         6.03     Recharacterization of Excess Contributions...................................................VI-3
         6.04     Actual Contribution Percentage Test..........................................................VI-3

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
Section                                                                                                        Page
- -------                                                                                                        ----
         6.05     Excess Aggregate Contributions...............................................................VI-5
         6.06     Qualified Employer Contributions.............................................................VI-5

ARTICLE VII - Accounts........................................................................................VII-1
         7.01     Account Allocations.........................................................................VII-1
         7.02.    Matching Contribution Investment............................................................VII-1
         7.03.    Investment Elections........................................................................VII-1
         7.04.    Valuation of Assets.........................................................................VII-3
         7.05.    Account Adjustments.........................................................................VII-3
         7.06     Annual Report...............................................................................VII-4

ARTICLE VIII - Vesting.......................................................................................VIII-1
         8.01     Vesting Requirements.......................................................................VIII-1
         8.02     Reserved...................................................................................VIII-1
         8.03     Reserved...................................................................................VIII-1

ARTICLE IX - Payment of Benefits...............................................................................IX-1
         9.01     Payable Events...............................................................................IX-1
         9.02     Normal Form of Benefit.......................................................................IX-3
         9.03     Pre-Retirement Death Benefit.................................................................IX-3
         9.04     Optional Forms of Benefit....................................................................IX-3
         9.05     Determination of Amount......................................................................IX-4
         9.06     Time of Payment..............................................................................IX-4
         9.07     Reserved.....................................................................................IX-5
         9.08     Beneficiary Designation and Consent of Spouse................................................IX-5
         9.09     Mandatory Distributions......................................................................IX-5
         9.10     Amount and Payment of Death Benefits.........................................................IX-6
         9.11     Notice of Rollover Treatment.................................................................IX-7
         9.12     Hardship Distributions.......................................................................IX-7
         9.13     In-Service Distributions.....................................................................IX-8
         9.14     Other Distributable Amounts..................................................................IX-8

ARTICLE X - Named Fiduciary Powers and Responsibilities.........................................................X-1
         10.01    Allocation of Responsibility..................................................................X-1
         10.02    Discretionary Authority.......................................................................X-1

ARTICLE XI - Trustee Powers and Responsibilities...............................................................XI-1
         11.01    Basic Responsibilities.......................................................................XI-1
         11.02    Investment Powers and Duties.................................................................XI-1
         11.03    Participant Direction........................................................................XI-2
         11.04    Investment Manager...........................................................................XI-2
         11.05    Rollover Contributions.......................................................................XI-3
         11.06    Reserved.....................................................................................XI-4
         11.07    Other Powers.................................................................................XI-4

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
Section                                                                                                        Page
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
         11.08    Duties Regarding Contributions and Payments..................................................XI-5
         11.09    Trustee's Compensation and Expenses and Taxes................................................XI-5
         11.10    Annual Report................................................................................XI-6
         11.11    Records and Actions..........................................................................XI-6
         11.12    Appointment, Resignation, Removal and Succession of Trustee..................................XI-6
         11.13    Liability of Trustee.........................................................................XI-7

ARTICLE XII - Committee Powers and Responsibilities...........................................................XII-1
         12.01    Appointment of Committee....................................................................XII-1
         12.02    Powers......................................................................................XII-2
         12.03    No Discrimination...........................................................................XII-2
         12.04    Action by the Committee.....................................................................XII-2
         12.05    Records.....................................................................................XII-2
         12.06    Compensation and Expenses...................................................................XII-2
         12.07    Indemnification.............................................................................XII-2
         12.08    Statutory Claims Procedure..................................................................XII-3
         12.09    Reserved....................................................................................XII-3

ARTICLE XIII - Amendment, Termination, and Mergers...........................................................XIII-1
         13.01    Amendment..................................................................................XIII-1
         13.02    Amendment of Vesting Schedule..............................................................XIII-1
         13.03    Termination; Discontinuance of Contributions...............................................XIII-2
         13.04    Merger or Consolidation....................................................................XIII-3

ARTICLE XIV - Top-Heavy Provisions............................................................................XIV-1
         14.01    Application of Article......................................................................XIV-1
         14.02    Definitions.................................................................................XIV-1
         14.03    Top-Heavy Determination.....................................................................XIV-2
         14.04    Top-Heavy Ratio.............................................................................XIV-2
         14.05    Minimum Vesting.............................................................................XIV-3
         14.06    Minimum Benefit.............................................................................XIV-3
         14.07    Limitation on Contribution..................................................................XIV-4

ARTICLE XV - Participant Loans.................................................................................XV-1
         15.01    Availability of Loans........................................................................XV-1
         15.02    Reserved.....................................................................................XV-1
         15.03    Reserved.....................................................................................XV-1
         15.04    Reserved.....................................................................................XV-1
         15.05    Reserved.....................................................................................XV-1
         15.06    Reserved.....................................................................................XV-1
         15.07    Reserved.....................................................................................XV-1
         15.08    Reserved.....................................................................................XV-1
         15.09    Reserved.....................................................................................XV-1
         15.10    Reserved.....................................................................................XV-1

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
Section                                                                                                        Page
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
         15.11    Reserved.....................................................................................XV-1

ARTICLE XVI - Miscellaneous...................................................................................XVI-1
         16.01    Participant's Rights........................................................................XVI-1
         16.02    Alienation..................................................................................XVI-1
         16.03    Construction of Plan........................................................................XVI-1
         16.04    Gender and Number...........................................................................XVI-2
         16.05    Prohibition Against Diversion of Funds......................................................XVI-2
         16.06    Bonding.....................................................................................XVI-2
         16.07    Protective Clause...........................................................................XVI-2
         16.08    Receipt and Release for Payments............................................................XVI-2
         16.09    Action by the Employer......................................................................XVI-3
         16.10    Headings....................................................................................XVI-3
         16.11    Uniformity..................................................................................XVI-3
         16.12    Participating Employers.....................................................................XVI-3
         16.13    Missing Persons.............................................................................XVI-3
         16.14    Mutual Exclusivity of Benefits..............................................................XVI-4
         16.15    Severability................................................................................XVI-4
         16.16    Spendthrift Clause..........................................................................XVI-4
         16.17    Payment to Minor or Incompetent.............................................................XVI-4
         16.18    Legal Actions...............................................................................XVI-5
         16.19    Voting of Stock.............................................................................XVI-5

APPENDIX A......................................................................................................A-1

SCHEDULE A....................................................................................................- 1 -

SCHEDULE B....................................................................................................- 1 -

CERTIFICATION.................................................................................................- 6 -

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                         FIRST FINANCIAL BANCORP THRIFT
                                 PLAN AND TRUST

The First Financial Bancorp Thrift Plan and Trust ("Plan") is hereby executed by and between First Financial Bancorp ("Company") and Society Bank, N.A. (Dayton) ("Trustee").

                                    ARTICLE I

                                  Introduction
                                  ------------

         1.01     PLAN ESTABLISHED.

         Effective September 1, 1977, the Company established a Profit Sharing Plan known as the First National Bank of Southwestern Ohio Employee Thrift Plan. The Plan shall be hereinafter known as the First Financial Bancorp Thrift Plan and Trust. This restated Plan hereby amends and restates the Plan as originally adopted by the Company and as amended and restated January 1, 1983 and as amended and restated January 1, 1984, and as amended and restated January 1, 1986. This amendment and restatement is effective January 1, 1989. Except as otherwise stated, all provisions of the Plan shall be effective for Plan Years commencing after December 31, 1988.

         1.02     EXCLUSIVE BENEFIT.

The Plan is for the exclusive benefit of the Employees of the Company and of any proprietorship, corporation or partnership adopting the Plan and listed on Appendix A, as amended, attached hereto and made a part hereof. No part of the trust corpus or income shall ever be used for or diverted to any purpose other than for the exclusive benefit of the Participants or their beneficiaries.

         1.03     TYPE OF PLAN.

The Plan is designated as a 401(k) profit sharing plan.

                                       I-1


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                                   ARTICLE II

                                   Definitions
                                   -----------

As used herein, the following words shall have the meaning stated herein, unless otherwise specifically provided:

         2.01 "ACTUARIAL EQUIVALENT" shall mean equality in value of the aggregate amounts expected to be received under different forms of benefit payments. In determining the amount of any actuarially equivalent form of payment, the mortality table shall be the 1971 Group Annuity Table and the interest rate shall be a five percent (5%) interest assumption.

         2.02 "ADMINISTRATOR" shall mean the Company unless the Company designates a Committee to administer the Plan, pursuant to Section 12.01.

         2.03 "ACCOUNT" shall mean the combined value of all accounts maintained for a Participant under this Plan.

         2.04 "ACTUAL CONTRIBUTION PERCENTAGE" or "ACP" shall mean the average of the Contribution Percentages of the Eligible Participants in a group.

         2.05 "ACTUAL DEFERRAL PERCENTAGE" or "ADP" shall mean, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (1) the amount of Employer contributions, as defined in this Section 2.05, actually paid over to the Trust Fund on behalf of such Participant for such Plan Year to (2) the Participant's Compensation for such Plan Year (whether or not the Employee was a Participant for the entire Plan Year). Employer contributions on behalf of any Participant shall include: (1) any Elective Deferrals made pursuant to the Participant's deferral election, including Excess Elective Deferrals of Highly Compensated Employees, but excluding Elective Deferrals that are taken into account in the Contribution Percentage test (provided the ADP test is satisfied both with and without exclusion of these Elective Deferrals); and (2) at the election of the Employer, Employer Contributions. For purposes of computing the Actual Deferral Percentage, an Employee who would be a Participant but for the failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.

         2.06 "AGGREGATE LIMIT" shall mean the sum of (i) 125 percent of the greater of the ADP of the Nonhighly Compensated Employees for the Plan Year or the ACP of Nonhighly Compensated Employees under the Plan subject to Section 401(m) of the Code for the Plan Year beginning with or within the Plan Year of the cash or deferred arrangement and (ii) the lesser of 200 percent or two plus the lesser of such ADP or ACP. "Lesser" is substituted for "greater" in "(i)", above, and "greater" is substituted for "lesser" after "two plus the" in "(ii)" if it would result in a larger Aggregate Limit.

         2.07 "ANNUAL ADDITION" shall mean the sum of the following amounts allocated on behalf of a Participant for a Limitation Year: (a) all Employer contributions; (b) all forfeitures; and (c) all

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Participant contributions. Except to the extent provided in Treasury regulations, Annual Additions include excess contributions described in Section 401(k) of the Code, excess aggregate contributions described in Section 401(m) of the Code, and excess deferrals described in Section 402(g) of the Code, irrespective of whether the Plan distributes or forfeits such excess amounts. Annual Additions also include Excess Amounts reapplied to reduce Employer contributions under Section 4.05. Amounts allocated after March 31, 1984, to an individual medical account (as defined in Section 415(l)(2) of the Code) included as part of a pension or annuity plan maintained by the Employer are Annual Additions. Furthermore, Annual Additions include contributions paid or accrued after December 31, 1985, for taxable years ending after December 31, 1985, attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Section 419A(d)(3) of the Code) under a welfare benefit fund (as defined in Section 419(e) of the Code) maintained by the Employer, but only for purposes of the dollar limitation applicable to the Maximum Permissible Amount.

         2.08 "ANNUAL BENEFIT" shall mean the amount payable annually in the form of a life annuity if the Participant is unmarried, or a Qualified Joint and Survivor Annuity, if married, with no ancillary benefits. Benefits not directly related to retirement shall not be taken into account.

         2.09 "ANNUITY STARTING DATE" shall mean the first day of the first period for which an amount is payable as an annuity or in any other form.

         2.10 "AUTHORIZED LEAVE OF ABSENCE" shall mean any absence authorized by the Employer under its standard personnel practices, including, but not limited to, service in the United States Armed Forces on account of war or other emergency, provided the Participant returns to employment with the Employer prior to the expiration of such authorized absence or as provided by law.

         2.11     Reserved.

         2.12 "BREAK IN SERVICE" shall mean any twelve (12) consecutive month period, as described in Section 2.81 for purposes of determining eligibility during which such Employee has not completed more than 500 Hours of Service with the Employer.

         2.13 "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         2.14 "COMMITTEE" shall mean the committee established under Article
XII.

         2.15 "COMPENSATION", for purposes other than Section 4.06, shall mean the total base earnings paid to a Participant by the Employer during a Plan Year reported or reportable on U. S. Treasury Department Wage and Tax Statement, Form W-2 (or similar form which may be required for such purposes), excluding bonuses, commissions and any credits or benefits paid under this Plan or any other benefit plan of the Employer, any amounts paid to Participants as reimbursement for Employer-incurred expenses, including scheduled overtime and amounts earned prior to the date that an Employee becomes a Participant.

Notwithstanding the above, Compensation shall include elective contributions that are made by the Employer that are not includible in income under Sections 125, 402(a)(8), 402(h) or 403(b) of the

Code, compensation deferred under Section 457(b) of the Code, or employee contributions under Section 414(b)(2) that are picked up by the employing unit.

Notwithstanding the above, Compensation for purposes of Article VI shall include the total base earnings paid to a Participant by the Employer during a Plan Year reported or reportable on U.S. Treasury Department Wage and Tax Statement, Form W-2 (or similar form which may be required for such purposes).

Notwithstanding the above, Compensation with respect to each Self-Employed Individual shall mean Earned Income.

The measuring period for determining Compensation shall be the Plan Year.

Only amounts earned and paid during such period shall be included in the definition of Compensation.

The annual Compensation of a Participant taken into account under the Plan for any Plan Year beginning after December 31, 1988 shall not exceed $200,000, as adjusted by the Secretary of the Treasury at the same time and in the same manner as under Section 415(d) of the Code. In determining the Compensation of a Participant for purposes of the $200,000 limitation, the rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the Spouse of the participant and any lineal descendants of the participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules the adjusted $200,000 limitation is exceeded, then (except for purposes of determining the portion of compensation up to the Integration Level if this Plan provides for permitted disparity), the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation compared to the total Compensation of such individuals as determined under this Section prior to the application of this limitation.

In addition to other applicable limitations set forth in the plan, and notwithstanding any other provisions of the plan to the contrary, for plan years beginning on or after January 1, 1994, the annual compensation of each employee taken into account under the plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 1 month, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction the numerator of which is the number of months in the determination period, and the denominator of which is 12.

For plan years beginning on or after January 1, 1994, any reference in this plan to the limitation under section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

If compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current plan year, the compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first play year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

Except where indicated, the above definition of Compensation shall be effective for Plan Years beginning after December 31, 1986.

         2.16 COMPENSATION, solely for purposes of Section 4.06, shall mean with respect to each Participant, Section 415 safe-harbor compensation, including wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid to sales persons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, and expense allowances), and excluding the following:

           (i) employer contributions to a plan of deferred compensation which are not includible in the Participant's gross income for the taxable year in which contributed, or employer contributions under a simplified employee pension to the extent such contributions are deductible by the employee, or any distributions from a plan of deferred compensation;

          (ii) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

         (iii) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

          (iv) other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction arrangement) towards the purchase of an annuity described in Section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the employee).

Notwithstanding the above, Compensation with respect to each Self-Employed Individual shall mean Earned Income.

For purposes of this Section, the measuring period for determining Compensation shall be the Limitation Year. For Limitation Years beginning after December 31, 1991, compensation for a Limitation Year is the Compensation actually paid or includible in gross income during such Limitation Year.

         2.17 "CONTRACT" shall mean any life insurance policy or annuity contract (group or individual) issued on the life of a Participant.

         2.18 "CONTRIBUTION AGREEMENT" shall mean a written agreement signed by a Participant by which he authorizes the Employer to deduct and withhold from such Participant's Compensation a specified amount and to contribute such amount to the Plan pursuant to the provisions of Section 5.01 and Section 5.02.

         2.19 "CONTRIBUTION PERCENTAGE" shall mean the ratio (expressed as a percentage) of the Participant's Contribution Percentage Amounts to the Participant's Compensation for the Plan Year.

         2.20 "CONTRIBUTION PERCENTAGE AMOUNTS" shall mean the sum of the Employee After-Tax Contributions, Matching Contributions, and Qualified Matching Employer Contributions (to the extent not taken into account for purposes of the ADP test) made under the Plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall include forfeitures of Excess Aggregate Contributions or Matching Contributions allocated to the Participant's Account which shall be taken into account in the year in which such forfeiture is allocated. The Employer may elect to use Elective Deferrals in the Contribution Percentage Amounts so long as the ADP test is met before the Elective Deferrals are used in the ACP test and continues to be met following the exclusion of those Elective Deferrals that are used to meet the ACP test.

         2.21     "DETERMINATION YEAR" shall mean the current Plan Year.

         2.22     Reserved.

         2.23     Reserved.

         2.24     Reserved.

         2.25 "EARNED INCOME" shall mean the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a qualified plan to the extent deductible under Section 404 of the Code. Net earnings shall be determined with regard to the deduction allowed to the taxpayer by Section 164(f) of the Code for taxable years beginning after December 31, 1989.

         2.26 "EFFECTIVE DATE" shall mean January 1, 1989, except as otherwise stated throughout the Plan.

         2.27 "ELECTIVE DEFERRALS" shall mean the Employer Contributions made at the election of the Participant, in lieu of cash compensation under Section
5.02. With respect to any taxable year, a Participant's Elective Deferral is the sum of all Employer Contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in Section 401(k) of the Code, any simplified employee pension, cash or deferred arrangement as described in Section 402(h)(1)(B) of the Code, any eligible deferred compensation plan under Section 457 of the Code, any plan as described under Section 501(c)(18) of the Code, and any Employer Contributions made on the behalf of a Participant for the purchase of an annuity contract under Section 403(b) of the Code pursuant to a salary reduction agreement.

         2.28 "ELECTIVE DEFERRAL ACCOUNT" shall mean an account established for a Participant for the purpose of receiving contributions made to the Plan by the Employer on behalf of the Participant pursuant to Section 5.02. The Elective Deferral Account shall also include Participant Discretionary Contributions made during 1985 under the terms of the Plan in effect from January 1, 1985 through December 31, 1985.

         2.29 "EMPLOYEE" shall mean any person employed by the Employer or any other employer required to be aggregated with such Employer under Sections 414(b), (c), (m) or (o) of the Code.

The term Employee shall include Owner-Employees and any Leased Employee deemed to be an Employee as provided in Sections 414(n) or (o) of the Code of any Employer described in the preceding paragraph. Provided, however, Leased Employee shall not be considered an Employee unless such participation is required to meet the minimum coverage requirements under Section 410(b) of the Code.

The term Employee shall exclude any independent contractor.

         2.30 "EMPLOYEE AFTER-TAX CONTRIBUTION" shall mean any contribution made by or on behalf of a Participant on an after-tax basis pursuant to Section 5.01, if applicable.

         2.31 "EMPLOYEE AFTER-TAX CONTRIBUTION ACCOUNT" shall mean an account established for a Participant for the purpose of receiving contributions made to the Plan by the Participant pursuant to Section 5.01, if applicable. The Employee After Tax Contribution Account shall also include contributions made prior to January 1, 1985, required to participate.

         2.32 "EMPLOYER" shall mean the Company and any other entity adopting this Plan pursuant to Section 16.12.

         2.33 "EMPLOYER CONTRIBUTIONS" shall mean contributions made by the Employer pursuant to Section 4.01.

         2.34 "EMPLOYER CONTRIBUTION ACCOUNT" shall mean an account established for a Participant for the purpose of receiving contributions made to the Plan by the Employer pursuant to Section 4.01.

         2.35 "ENTRY DATE" shall mean the first day of each Plan Year and the first day of the seventh month of each Plan Year.

         2.36 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         2.37 "EXCESS AGGREGATE CONTRIBUTION" shall mean, with respect to any Plan Year, the excess of:

(a) The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of a Highly Compensated Employee for such Plan Year, over

(b) The maximum Contribution Percentage Amounts permitted by the ACP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

Such determination shall be made after first determining Excess Elective Deferrals pursuant to Section 5.04 and then determining Excess Contributions pursuant to Section 6.02.

         2.38     Reserved.

         2.39 "EXCESS CONTRIBUTIONS" shall mean, with respect to any Plan Year, the excess of:

(a) The aggregate amount of Employer Contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over

(b) The maximum amount of such contributions permitted by the ADP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the ADPs beginning with the highest of such percentages).

         2.40 "EXCESS ELECTIVE DEFERRALS" shall mean those Elective Deferrals that are includible in a Participant's gross income under Section 402(g) of the Code to the extent such Participant's Elective Deferrals for a taxable year exceed the dollar limitation under such Section of the Code. Excess Elective Deferrals shall be treated as Annual Additions under the Plan.

         2.41 "FISCAL YEAR" shall mean the twelve (12) month period beginning January 1 and ending December 31.

         2.42 "HIGHLY COMPENSATED EMPLOYEE" shall include highly compensated active employees and highly compensated former employees.

A highly compensated active employee includes any Employee who performs service for the Employer during the Determination Year and who, during the Look-Back
Year:

(a) Received compensation from the Employer in excess of $75,000 (as adjusted pursuant to Section 415(d) of the Code);

(b) Received compensation from the Employer in excess of $50,000 (as adjusted pursuant to Section 415(d) of the Code) and was a member of the top-paid group for such year; or

(c) Was an officer of the Employer and received compensation that is greater than fifty percent (50%) of the dollar limitation in effect under Section 415(b)(1)(A) of the Code.

Any Employee who is both described in (b) or (c) above if the term "Determination Year" is substituted for the term "Look-Back Year" and who is one of the 100 Employees who received the most compensation from the Employer during the Determination Year shall be treated as a Highly Compensated Employee.

Any Employee who is a five percent (5%) or more owner at any time during the Look-Back Year or Determination Year shall be treated as a Highly Compensated Employee.

If no officer has satisfied the compensation requirement of (c) above during either the Determination Year or the Look-Back Year, then the highest paid officer for such year shall be treated as a Highly Compensated Employee.

A highly compensated former employee includes any Employee who separated from service (or was deemed to have separated) prior to the Determination Year, performs no service for the Employer during the Determination Year, and was a highly compensated active employee for either the Plan Year in which such Employee's separation from service occurs or any Plan Year ending on or after the Employee's 55th birthday.

If an Employee is, during the Determination Year or the Look-Back Year, a family member of either a five percent (5%) owner who is an active or former Employee or a Highly Compensated Employee who is one of the ten (10) most highly compensated Employees ranked on the basis of compensation paid by the Employer during such year, then the family member and the five percent (5%) owner or top-ten Highly Compensated Employees shall be aggregated and treated as a single Employee and any compensation and Employer Contributions or benefits paid to such family member shall be treated as if paid to (or on behalf of) the five percent (5%) owner or top-ten Highly Compensated Employees. For purposes of this
Section 2.42, family member includes the Spouse, lineal ascendants and descendants of the Employee or former Employee and the Spouses of such lineal ascendants and descendants.

The determination of who is a Highly Compensated Employee, including the determination of the number and identity of Employees in the top-paid group, the top 100 Employees, and the number of Employees treated as officers and the compensation that is considered, will be made in accordance with Section 414(q) of the Code and the Regulations thereunder.

The above definition of Highly Compensated Employee is effective for Plan Years beginning after December 31, 1986.

         2.43 "HOUR OF SERVICE" shall mean:

(a) Each hour for which an Employee is paid, or shares in income, or is entitled to payment or to share in income, for the performance of duties or services for the Employer. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed; and

(b) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty or leave of absence. No more than 501 hours of service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph shall be calculated and credited pursuant to Section

2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference; and

(c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to in writing by the Employer. The same hours of service shall not be credited both under paragraph (a) or paragraph (b) above, as the case may be, and under this paragraph (c). These hours shall be credited to the Employee for the Computation Period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

(d) Solely for purposes of determining whether a Break in Service for participation and vesting purposes has occurred, an Employee who is on a maternity or paternity leave of absence shall be given credit for each hour which otherwise would have been credited to such Employee but for such absence. In the event it cannot be determined how many hours would have been credited to such Employee, credit shall be given for eight (8) hours of service per normal workday of absence. No more than 501 Hours of Service shall be credited under this paragraph by reason of any such maternity or paternity leave of absence. The hours credited under this paragraph shall be treated as Hours of Service only in the year that the absence from work begins if such treatment would prevent a Participant from incurring a Break in Service in that year. In any other case, hours credited under this paragraph shall be treated as Hours of Service in the year following the year in which the absence from work begins. "maternity or paternity leave of absence" shall mean absence from work for any period by reason of the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of such child by the Employee, or absence for the purpose of caring for a child during the period immediately following such birth or placement.

Hours of service will be credited for employment with other members of an affiliated service group (under Section 414(m) of the Code), a controlled group of corporations (under Section 414(b) of the Code), or a group of trades or businesses under common control (under Section 414(c) of the Code) of which the adopting Employer is a member, and any other entity required to be aggregated with the Employer pursuant to Section 414(o) of the Code and the Regulations thereunder.

Hours of service will also be credited for any individual considered an Employee for purposes of this Plan under Code Section 414(n) or Code Section 414(o) and the regulations thereunder.

         2.44     Reserved.

         2.45 "INVESTMENT MANAGER" shall mean a fiduciary other than the Company appointed pursuant to Section 11.04 to manage, acquire or dispose of any asset of the Trust Fund who acknowledges in writing his fiduciary obligation to the Plan and Trust and who fulfills the requirements set forth in Section 11.04.

         2.46 "LEASED EMPLOYEE" shall mean any person (other than an employee of the recipient) who pursuant to an agreement between the recipient Employer and any other person ("leasing organization") has performed services for the recipient Employer (or for the recipient Employer and related persons determined in accordance with Section 414(n)(6) of the Code)) on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the recipient Employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient Employer.

A Leased Employee shall not be considered an Employee of the recipient Employer if:

(a) Such employee is covered by a money purchase pension plan maintained by the leasing organization and which provides:

         (i) A nonintegrated employer contribution rate of at least 10 percent (10%) of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Section 125, Section 402(a)(8), Section 402(h) or Section 403(b) of the Code;

         (ii)     Immediate participation; and

         (iii)    Full and immediate vesting.

(b) Leased Employees do not constitute more than 20 percent (20%) of the recipient Employers nonhighly compensated workforce.

This definition shall be effective for Leased Employee services performed after December 31, 1986.

         2.47     "LIMITATION YEAR" shall mean the calendar year.

         2.48 "LOOK-BACK YEAR" shall mean the twelve (12) consecutive month period immediately preceding the Determination Year.

         2.49 "MATCHING CONTRIBUTION" shall mean an Employer contribution made to this or any other defined contribution plan on behalf of a Participant on account of an Employee After-Tax Contribution made by such Participant, or on account of a Participant's Elective Deferrals, under a plan maintained by the Employer.

         2.50 "MATCHING CONTRIBUTION ACCOUNT" shall mean an account established for a Participant for the purpose of receiving Matching Contributions made by the Employer to the Plan pursuant to Section 4.02 or Section 4.03.

         2.51 "MAXIMUM PERMISSIBLE AMOUNT" shall mean for the Limitation Year with respect to any Participant the lesser of twenty-five percent (25%) of the Participant's Compensation for the Limitation Year or $30,000 (or, if greater, one-fourth of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code as in effect for the Limitation Year). If there is a short Limitation Year because of a change in the Limitation Year, the Administrator will multiply the $30,000 limitation (or larger limitation) by the following fraction: number of months in the short Limitation Year divided by twelve (12).

         2.52 "NAMED FIDUCIARY" shall mean the Company.

         2.53 "NONHIGHLY COMPENSATED EMPLOYEE" shall mean an Employee of the Employer who is neither a Highly Compensated Employee nor a family member whose compensation is required to be aggregated with a Highly Compensated Employee.

         2.54 "NORMAL RETIREMENT AGE" shall mean the date on which a Participant or a former Participant attains age 65.

         2.55 "NORMAL RETIREMENT DATE" shall mean the first day of the month coinciding with or following the date on which a Participant retires after attaining Normal Retirement Age.

         2.56 "OWNER-EMPLOYEE" shall mean an individual who is a sole proprietor, or who is a partner owning more than 10 percent (10%) of either the capital or profits interest of the partnership.

         2.57 "PARTICIPANT" shall mean an Employee who has commenced participation in the Plan after having met the eligibility requirements of
Article III.

         2.58 "PARTICIPATION COMMENCEMENT DATE" shall mean the first day of the first Plan Year in which the Participant commenced participation in the Plan.

         2.59 "PLAN" shall mean the First Financial Bancorp Thrift Plan and Trust, as set forth herein or as hereafter amended.

         2.60 "PLAN YEAR" shall mean the twelve (12) consecutive month period beginning January 1 and ending December 31.

         2.61 "PROJECTED ANNUAL BENEFIT" shall mean a Participant's annual benefit under any defined benefit plans of the Employer that are provided by Employer contributions, based on the assumptions that the Participant will continue employment until his Normal Retirement Age, that his actual compensation will continue at the same rate as in effect for the Limitation Year under consideration until his Normal Retirement Age and that all other relevant factors used to determine benefits under the Plan will remain constant as of the current Limitation Year for all future Limitation Years.

         2.62 "QUALIFIED DOMESTIC RELATIONS ORDER" shall mean a domestic relations order as defined in Section 414(p) of the Code and Section 206(d)(3)(B) of ERISA and those other domestic relations orders permitted to be so treated by the Administration under the provisions of the Retirement Equity Act of 1984.

         2.63 "QUALIFIED ELECTION" shall mean a waiver of a Qualified Joint and Survivor Annuity or Qualified Pre-Retirement Survivor Annuity made in writing and consented to by the Participant's Spouse. Any election shall not be effective unless: (a) the Participant's Spouse consents in writing to the election; (b) the election designates a specific beneficiary including any class of beneficiaries or any contingent beneficiaries, which may not be changed without Spousal consent (or the Spouse expressly permits designations by the Participant without any further Spousal consent); (c) the

Spouse's consent acknowledges the effect of the election; and (d) the Spouse's consent is witnessed by a plan representative or notary public. Additionally, a Participant's waiver shall not be effective unless the election designates a form of benefit payment which may not be changed without Spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent). If it is established to the satisfaction of a Plan representative that there is no Spouse or that the Spouse cannot be located, a waiver will be deemed a Qualified Election. Any consent by a Spouse (or establishment that the consent of a Spouse may not be obtained) shall be effective only with respect to such Spouse. A consent that permits designations by the Participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in Section 9.02 or 9.03.

         2.64 "QUALIFIED EMPLOYER CONTRIBUTION" shall mean contributions made by the Employer and elected under Section 6.06 to be treated as Qualified Employer Contributions.

         2.65 "QUALIFIED EMPLOYER CONTRIBUTION ACCOUNT" shall mean an account established for a Participant for the purpose of receiving Qualified Employer Contributions made by the Employer to the Plan pursuant to Section 6.06.

         2.66 "QUALIFIED JOINT AND SURVIVOR ANNUITY" shall mean an immediate annuity for the life of the Participant with a survivor annuity to the Participant's Spouse which is not less than one-half, nor more than 100 percent (100%), of the amount of the annuity which is payable during the joint lives of the Participant and the Participant's Spouse and which is the amount of benefit which can be purchased with the Participant's vested Account balance.

         2.67 "QUALIFIED PRE-RETIREMENT SURVIVOR ANNUITY" shall mean an annuity for the life of the surviving Spouse which is the amount that can be purchased with the Participant's vested Account balance (as of the date of death).

         2.68 "QUALIFIED VOLUNTARY EMPLOYEE CONTRIBUTION" shall mean any deductible voluntary employee contribution made to the Plan by or on behalf of a Participant pursuant to Section 5.03.

         2.69 "QUALIFIED VOLUNTARY EMPLOYEE CONTRIBUTION ACCOUNT" shall mean an account established for a Participant for the purpose of receiving contributions made to the Plan by the Employer pursuant to the pursuant to Section 5.03.

         2.70 "QUALIFYING EMPLOYER REAL PROPERTY" shall mean such property as defined in Section 407(d)(4) of ERISA.

         2.71 "QUALIFYING EMPLOYER SECURITIES" shall mean such securities as defined in Section 407(d)(5) of ERISA.

         2.72 "REQUIRED BEGINNING DATE" shall mean April 1 following the close of the calendar year in which the Participant or former Participant attains age 70-1/2.

         2.73 "ROLLOVER ACCOUNT" shall mean an account established for an Employee for the purposes of receiving a rollover contribution made to the Plan in accordance with the terms of Section 11.05 or receiving a trustee to trustee transfer made in accordance with the terms of Section 11.06.

         2.74 "SELF-EMPLOYED INDIVIDUAL" shall mean an individual who has Earned Income for the taxable year from the trade or business for which the Plan is established; also, an individual who would have had Earned Income but for the fact that the trade or business had no net profits for the taxable year.

         2.75 "SPOUSE" shall mean the spouse or surviving spouse of the Participant, provided that a former spouse, to the extent provided under a Qualified Domestic Relations Order as described in Section 414(p) of the Code, will be treated as the spouse or surviving spouse, and further provided the Participant and Spouse had been married throughout the one (1) year period ending on the earlier of the Participant's Annuity Starting Date or the Participant's date of death.

         2.76 "SUSPENSE ACCOUNT" shall mean an account established for the purpose of holding forfeitures pursuant to Section 8.03.

         2.77     Reserved.

         2.78 "TRUST" or "TRUST FUND" shall mean the assets of the Plan and Trust as shall exist from time to time.

         2.79 "TRUSTEE" shall mean Society Bank, N.A. (Dayton) or the person(s) or entity(ies) serving as Trustee pursuant to Article XI and any successor thereto.

         2.80 "VALUATION DATE" shall mean the last day of March, June, September and December in each Plan Year, and such other date or dates deemed necessary or appropriate by the Administrator.

         2.81 "YEAR OF SERVICE" shall mean any twelve consecutive month period during which an employee is an Employee of the Employer.

For purposes of determining eligibility to participate in the Plan it shall mean the twelve (12) consecutive month period during which an Employee completes 1,000 Hours of Service and it shall begin on the day an Employee first performs an Hour of Service and end on the day immediately preceding the anniversary thereof. Succeeding Years of Service shall be based on the Plan Year and shall begin with the Plan Year in which the first anniversary of an Employee's employment with the Employer commences. An Employee who is credited with 1000 Hours of Service in both the initial eligibility computation period and the first Plan Year which commences prior to the first anniversary of the Employees initial eligibility computation period will be credited with two (2) Years of Service for purposes of eligibility to participate.

For purposes of determining vesting, all accounts are 100% vested upon completion of the participation requirements as set forth herein.

For purposes of determining eligibility for allocations of contributions or forfeitures, see Sections 4.02, 4.03, and 4.07.

         2.82 "FORMER PARTICIPANT" shall mean any person who ceases to be a participant but whose interest in the Trust Fund has not been wholly distributed.

         2.83 "EMPLOYER STOCK FUND" shall mean the fund consisting of shares of common stock of an Employer.

         2.84 "MARKET VALUE" shall mean:

(a) For the Employer Stock Fund, the share bid value quoted publicly and generally accepted as official on a specified date or, if not quoted publicly, the fair market value of fund assets, as reported by the fund manager to the Trustee, including investment earnings.

(b) For the Fixed Income Fund, the share value of the fund quoted publicly and generally accepted as official on a specific date or if not publicly traded or if managed under an investment contract, the value of the fund including interest thereon as reported by the fund or investment manager to the Trustee.

(c) For the Diversified Stock Fund, the share bid value quoted publicly and generally accepted as official on a specified date or, if not quoted publicly, the fair market value of fund assets, as reported by the fund manager to the trustee, including investment earnings.

(d) For the Savings Account Fund, the dollar value of the savings accounts, certificates of deposit and/or other interest bearing fund assets with the interest accrued or credited thereon.

(e) For the Balanced Fund, effective as of January 1, 1995, the share value of the fund quoted publicly and generally accepted as official on a specific date or if not publicly traded or if managed under an investment contract, the value of the fund including interest thereon as reported by the fund or investment manager to the Trustee.

                                   ARTICLE III

                          Eligibility and Participation
                          -----------------------------

         3.01     ELIGIBILITY REQUIREMENTS.

An Employee shall be eligible to participate in the Plan on the Entry Date (if employed on that date) immediately following the date on which he completes one
(1) (not to exceed 1) Year of Service and attains age 21 (not to exceed 21).

Provided, however, such date shall be not later than the earlier of: (1) the first day of the Plan Year beginning after the date on which the Employee has met the eligibility requirements or (2) six months after the date the eligibility requirements are met.

An Employee otherwise eligible, who is in an ineligible class of employees, will immediately participate in the Plan on becoming a member of an eligible class.

An eligible Employee will become a Participant on the Entry Date only if he enrolls and authorizes payroll deductions for his contributions for the period prior to December 31, 1984, or an Elective Deferral of a portion of his Compensation for the period after December 31, 1984, as provided in Section 5.02 of this Plan. If an eligible Employee fails to enroll on the first Entry Date he is eligible to participate, he may enroll as of any subsequent Entry Date and become a Participant on that date.

Once an Employee becomes a Participant he shall remain a Participant until he terminates employment with an Employer regardless of the number of Hours of Service he completes in a Plan Year, except that a Participant who is on Leave of Absence shall remain a Participant while on leave unless and until he terminates employment.

For purposes of this Section, all of an Employee's Hours of Service with the Employer and Hours of Service with a predecessor of the Employer, are counted to determine a Year of Service.

The Administrator shall determine the eligibility of each Employee to participate in the Plan for each Plan Year based on information furnished by the Employer. Such determination shall be within the absolute discretion of the Administrator and shall be conclusive and binding upon all persons as long as the same is made pursuant to the Plan and ERISA.

         3.02     APPLICATION FOR PARTICIPATION.

Participation in the Plan is voluntary and may be commenced by an Employee who has met the eligibility requirements of Section 3.01 as of any Entry Date. The Administrator shall provide forms for enrollment of an Employee as a Participant in the Plan.

                                      III-1

         3.03      REEMPLOYMENT PRIOR TO BREAK IN SERVICE (ELIGIBILITY)

If an Employee who has met the eligibility requirements of Section 3.01 terminates employment and subsequently resumes employment prior to incurring a one (1) year Break in Service, the rehired Employee shall continue to be eligible to participate in the Plan in the same manner as if such termination had not occurred. If an Employee who has not met the eligibility requirements of
Section 3.01 terminates employment and subsequently resumes employment prior to incurring a one (1) year Break in Service, the rehired Employee shall be eligible to participate in the Plan on the Entry Date (if employed on that date) coincident with or immediately following the date such Employee meets the eligibility requirements of Section 3.01 hereof.

         3.04     REEMPLOYMENT AFTER BREAK IN SERVICE (ELIGIBILITY).

If any Participant is reemployed after a one (1) year Break in Service has occurred, Years of Service for eligibility purposes shall include Years of Service prior to the occurrence of such one (1) year Break in Service subject to the following rules:

(a) If a Participant has a one (1) year Break in Service, such Participant's pre-break and post-break service shall be used for computing Years of Service for eligibility purposes only after such Participant has completed one (1) Year of Service following the date of his reemployment with the Employer. In such event, such Participant shall participate in the Plan from the date on which such Participant first performs an Hour of Service for the Employer upon rehire.

(b) If a Participant has consecutive one (1) year Breaks in Service which equal or exceed the greater of (i) five (5) or (ii) the aggregate number of such Participant's pre-break Years of Service, such Participant's Years of Service otherwise allowable under (a) above shall be disregarded for eligibility purposes and such Participant shall be deemed a new Employee for purposes of eligibility to participate in the Plan.

         3.05     AUTHORIZED LEAVE OF ABSENCE.

A Participant on an Authorized Leave of Absence shall not be deemed to have incurred a Break in Service, provided such Participant returns to the employ of the Employer after such Authorized Leave of Absence ends.

         3.06     PAST SERVICE WITH FORMER EMPLOYER.

Service with a predecessor Employer must be counted for purposes of the Plan if the successor continues to maintain the Plan of the predecessor Employer.

                                      III-2

                                   ARTICLE IV

                             Employer Contributions
                             ----------------------

         4.01     EMPLOYER CONTRIBUTIONS.

The Employer shall not be required to make contributions to the Plan except for Elective Deferrals made on behalf of Participants, as described in Section 5.02, or as required in the event the Plan is Top-Heavy pursuant to the provisions of
Article XIV.

Provided that any such Employer Contribution amount shall not exceed the maximum amount deductible for Federal income tax purposes. Employer Contributions shall be allocated to each Participant's Employer Contribution Account and shall be vested as provided in Section 8.01.

The Employer's Contribution shall be paid to the Plan not later than the time prescribed by law for filing the Employer's Federal income tax return (including extensions) for the Employer's taxable year with respect to which a deduction for the contribution is claimed.

         4.02     MATCHING CONTRIBUTIONS FOR ELECTIVE DEFERRALS.

The Employer shall make Matching Contributions to the Plan in a percentage amount equal to fifty percent (50%) of the Elective Deferrals made by a Participant pursuant to Section 5.02.

Provided, however, such Matching Contributions shall not be made on Elective Deferrals which exceed six percent (6%) of the Participant's Compensation.

Such Matching Contributions shall be vested as provided in Section 8.01 and shall be allocated to the Matching Contribution Account of all eligible Participants who shall include any Participant regardless of the Participant's Hours of Service.

Matching Contributions may be made by the Employer at any time, provided, however, such Matching Contributions shall be made no later than the time prescribed by law for filing the Employer's Federal income tax return (including extensions) for the taxable year with respect to which the Matching Contributions are made.

         4.03     Reserved.

         4.04     FORM OF CONTRIBUTION.

Contributions made by the Employer may be in cash, Qualifying Employer Securities, Qualifying Employer Real Property, and any other form as the Employer, in its discretion, shall determine.

         4.05     FOR EXCLUSIVE BENEFIT OF PARTICIPANTS.

Any and all contributions made by the Employer to the Trust Fund, with the exception contained in Section 4.08, shall be irrevocable and neither such contributions nor any income therefrom shall be used for, nor diverted to, purposes other than for the exclusive benefit of Participants or their beneficiaries under the Plan.

         4.06     LIMITATIONS ON ALLOCATIONS

(a) GENERAL LIMITATION. Notwithstanding any other provisions of this Plan, the aggregate Annual Addition to a Participant's Account under this Plan and all other defined contribution plans (as defined in Section 414(i) of the Code) of the Employer covering such Participant shall not exceed the Maximum Permissible Amount, effective January 1, 1987.

(b) DISPOSITION OF EXCESS AMOUNT. The Employer shall not contribute an amount to the Plan which would cause the Annual Addition to any Participant's Account to exceed the Maximum Permissible Amount. Excess Amount, for purposes of this Section shall mean the excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

However, if the Annual Addition to any Participant's Account exceeds the Maximum Permissible Amount due to forfeitures or a reasonable error in estimating Compensation, any contributions made by the Participant for the Plan Year, to the extent of the excess, shall be treated as follows:

(i) So much of the Participant's voluntary contributions which cause the Participant's accounts to exceed the maximum annual additions shall be returned to the Participant.

(ii) The Employer will deposit to an individual suspense account the excess amounts in the Participant's Employer Matching Contribution Account.

(iii) The amount in the individual suspense account will be used to reduce the Employer matching contributions for that Participant for the next Limitation Year and any succeeding Limitation Years as long as the Participant is covered by the Plan at the end of the Limitation Year.

(iv) If such Participant is not covered by the Plan at the end of the Limitation Year, then such amounts must be held unallocated in a suspense account for the Limitation Year and shall be allocated and reallocated in the next Limitation Year (and succeeding Limitation Years, as necessary) to all of the remaining Participants. Such amounts must be used to reduce Employer contributions in the Limitation Year (and succeeding Limitation Years, as necessary).

(v) Notwithstanding any other provision contained in this Plan, the Employer shall not contribute any amount that would cause an allocation to a suspense account as of the date the contribution is allocated. If the contribution is made prior to the date as of which it is to be allocated, then such contribution shall not exceed an amount that would cause an allocation to the suspense account if the date of contribution were an Adjustment Date.

The $30,000 maximum annual addition shall be adjusted to reflect any cost of living increases pursuant to Section 415(d) of the Code ant Regulations thereunder.

A Participant may not choose to defer an amount that would cause the annual additions in this Plan alone to exceed the maximum allowed. Adjustments to the annual additions must be made in accounts other than the Employee Deferral Account.

No profits or losses attributable to the assets of the Trust shall be allocated to such holding account. The Employer shall not make any contributions to the Plan and the Plan shall not accept any Participant contributions that would constitute Annual Additions until all amounts held in such holding account are allocated to Participants' Accounts in succeeding Limitation Years. Notwithstanding the foregoing, the otherwise permissible Annual Addition for any Participant under this Plan may be further reduced to the extent necessary, as determined by the Administrator, to prevent disqualification of the Plan under
Section 415 of the Code, which imposes additional limitations on the benefits payable to Participants who also may be participating in another tax qualified pension, profit sharing, savings or stock bonus plan of the Employer. The Administrator shall advise affected Participants of any such additional limitation on their Annual Additions.

(c)      MORE THAN ONE DEFINED CONTRIBUTION PLAN.

This Section applies if, in addition to this Plan, the Participant is covered under another qualified defined contribution plan maintained by the Employer, a welfare benefit fund, as defined in Section 419(e) of the Code maintained by the Employer, or an individual medical account, as defined in Section 415(1)(2) of the Code, maintained by the Employer, which provides an Annual Addition during any Limitation Year. If the Annual Additions with respect to the Participant under other defined contribution plans and welfare benefit funds maintained by the Employer are less than the Maximum Permissible Amount and the Employer Contribution that would otherwise be contributed or allocated to the Participant's Account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant's Account under this Plan for the Limitation Year. If as a result of the allocation, a Participant's Annual Additions under this Plan and such other plans would result in an excess amount for a Limitation Year, the excess amount will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a welfare benefit fund or individual medical account will be deemed to have been allocated first regardless of the actual allocation date. If an Excess Amount was allocated to a Participant on an allocation date of this Plan, which coincides with an allocation date of another plan, the Excess Amount will not be attributed as of such date to this Plan.

(d)      DEFINED BENEFIT/DEFINED CONTRIBUTION LIMITATION.

If the Participant at any time participates, or has ever participated, under a defined benefit plan maintained by the Employer, then the sum of the defined benefit plan fraction and the defined contribution plan fraction for the Participant for that Limitation Year must not exceed 1.0. To the extent necessary to satisfy this limitation, the Employer will reduce the Participant's Projected Annual Benefit under the defined benefit plan under which the Participant participates.

(e) DEFINITIONS. For purposes of this Section 4.06, the following terms shall mean:

(i) "DEFINED BENEFIT PLAN FRACTION" means the Projected Annual Benefit of the Participant under the defined benefit plan(s) (whether or not terminated) divided by the lesser of (1) 125% of the dollar limitation in effect under
Section 415(b)(1)(A) of the Code for the Limitation Year, or (2) 140% of the Participant's average Compensation for his high three (3) consecutive Years of Service.

Notwithstanding the above, if the Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986 in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the dollar limitation used in the denominator of this fraction will not be less than the Participant's Current Accrued Benefit. A Participant's Current Accrued Benefit is the sum of the annual benefits under such defined benefit plans which the Participant had accrued as of the end of the 1986 Limitation Year (the last Limitation Year beginning before January 1, 1987), determined without regard to any change in the terms or conditions of the Plan made after May 5, 1986, and without regard to any cost of living adjustment occurring after May 5, 1986. This Current Accrued Benefit rule applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 of the Code as in effect at the end of the 1986 Limitation Year.

(ii) "DEFINED CONTRIBUTION PLAN FRACTION" means a fraction, the numerator of which is the sum of the Annual Additions to the Participant's Account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant's nondeductible employee contributions to all defined benefit plans, whether or not terminated, maintained by the employer, and the Annual Additions attributable to all welfare benefits funds, as defined in Section 419(e) of the Code, and individual medical accounts, as defined in Section 415(1)(2) of the Code, maintained by the Employer), and the denominator of which is the sum of the Maximum Aggregate Amounts for the current and all prior Limitation Years of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The Maximum Aggregate Amount in any Limitation Year is the lesser of 125 percent of the dollar limitation determined under Sections 415(b) and (d) of the Code in effect under Section 415(c)(1)(A) of the Code or thirty-five percent (35%) of the Participant's Compensation for such year.

If the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the demoninator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

The Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all Employee After-Tax Contributions as Annual Additions.

(iii) "COMPENSATION", solely for purposes of this Section 4.06, shall mean Compensation as defined in Section 2.16.

         4.07     ALLOCATION OF FORFEITURES.

(a) ELIGIBILITY FOR ALLOCATION. The Employer Contributions and forfeitures to the Plan for each Plan Year, if any, shall be allocated to the Employer Contribution Account of eligible Participants who shall include any Participant regardless of the Participant's Hours of Service.

Provided, however, any Participant whose employment with the Employer was terminated during the Plan Year prior to completion of the necessary Hours of Service, shall receive an allocation if he terminated as a result of his death, disability or retirement on or after attaining Normal Retirement Age.

(b) FORFEITURE ALLOCATION. All amounts in the plan are 100% vested.

(c) PRORATA ALLOCATION METHOD. Employer Contributions for the Plan Year shall be allocated to each eligible Participant's Employer Contribution Account in the ratio that each Participant's Compensation bears to the Compensation received by all such eligible Participants.

(d) CORRECTION OF ALLOCATIONS.

Notwithstanding the above, if the Plan would otherwise fail to meet the requirements of Section 401(a)(26), 410(b)(1), or 410(b)(2)(A)(i) of the Code and the Regulations thereunder because Employer Contributions have not been allocated to a sufficient number or percentage of employees for a Plan Year, then the following rules shall apply:

(i) The group of Participants eligible to share in the Employer Contribution and forfeitures for the Plan Year shall be expanded to include the minimum number of participants who would not otherwise be eligible as are necessary to satisfy the applicable test specified above. The specific employees who shall become eligible to participate under the terms of this Section 4.07(d) shall be those who are actively employed on the last day of the Plan Year and, when compared to similarly situated employees have completed the greatest number of Hours of Service in the Plan Year.

(ii) If after application of paragraph (i) above, the applicable test is still not satisfied, then the group of participants eligible to share in the Employer Contribution and forfeitures for the Plan Year shall be further expanded to include the minimum number of employees who are not actively employed on the last day of the Plan Year as are necessary to satisfy the applicable test. The specific employees who shall become eligible to share shall be those employees, when compared to similarly situated employees, who have completed the greatest number of Hours of Service in the Plan Year before terminating employment.

Nothing in this Section 4.07(d) shall permit the reduction of a Participant's accrued benefit. Therefore any amounts that have previously been allocated to Participants may not be reallocated to satisfy these requirements. In such event, the Employer shall make an additional contribution equal to the amount such affected Participants would have received had they been included in the allocations, even if it exceeds the amount which would be deductible under
Section 404 of the Code. Any adjustment to the allocations pursuant to this paragraph shall be considered a retroactive amendment adopted by the last day of the Plan Year.

         4.08     RETURN OF CONTRIBUTIONS.

All contributions made by the Employer are made for the exclusive benefit of the Participants and their beneficiaries. Notwithstanding the foregoing, effective as of December 22, 1987, amounts contributed to the Trust by the Employer pursuant to this Article IV shall be returned to the Employer under the circumstances and subject to the limitations set forth herein:

(a) DISALLOWANCE OF DEDUCTION. To the extent that a Federal income tax deduction is disallowed for any contribution made by the Employer, the Trustee shall refund to the Employer the amount of such contribution disallowed within one (1) year of the date of such disallowance upon presentation of evidence of disallowance.

(b) DENIAL OF INITIAL QUALIFICATION. In the event that the Commissioner of Internal Revenue determines that the Plan is not initially qualified under the Code, any contribution made incident to that initial qualification by the Employer must be returned to the Employer within one (1) year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

(c) MISTAKE OF FACT. Any contribution made by the Employer because of a mistake shall be returned to the Employer within one (1) year of the contribution.

                                    ARTICLE V

                            Participant Contributions
                            -------------------------

         5.01     EMPLOYEE AFTER-TAX CONTRIBUTIONS.

(a) AMOUNT. Employee After-Tax Contributions to the Plan are not permitted after December 31, 1985.

One time per calendar year, upon application to the Plan Administrator, a Participant may withdraw all or any portion of his Employee After-Tax Contribution Account.

Provided, a Participant who makes a withdrawal pursuant to this Section shall be ineligible to make any contribution until the Entry Date next succeeding a period of six months from the date of withdrawal. Any withdrawal shall not cause a forfeiture of any Employer contributions or earnings thereon. A Participant not recontribute to the Plan any amounts withdrawn in accordance with this Section.

The remainder of Section 5.01 is reserved.

         5.02     ELECTIVE DEFERRAL CONTRIBUTIONS.

(a) AMOUNT. Each Participant may, but shall not be required to, authorize the Employer to deduct and withhold from such Participant's Compensation a percentage thereof of such Employee's Compensation and to contribute such amount to the Trust Fund on a before-tax basis, subject to the limitation of Section
5.04. Such Elective Deferral Contribution shall be held in the Participant's Elective Deferral Account and shall be fully vested and non-forfeitable at all times.

In no event may the Participant authorize such deduction of less than one percent (1%) of such Participant's Compensation (rounded to the nearest whole dollar) or in excess of twelve percent (12%) (rounded to the nearest whole dollar) of such Participant's Compensation.

In no event, however, will a Participant be permitted to make a contribution for any year to the extent that the portion of his contribution which counts (for ceiling purposes) as an Annual Addition to all of his accounts in all individual account plans with the Employer, when added to the Employer Contributions, Matching Contributions, and forfeitures credited to his Account, causes the Annual Additions to his Account to exceed the Maximum Permissible Amount.

(b) DEPOSITS. Amounts withheld shall be contributed to the Trustee within a reasonable period of time following the last day of the month during which the amount was withheld. All contributions shall be made no later than thirty (30) days following the close of the Plan Year with respect to which the contribution was made. Contributions shall be credited to a Participant's Elective Deferral Account upon receipt by the Trustee.

(c) CONTRIBUTION AGREEMENT. An initial Contribution Agreement shall be effective as soon as practicable after the date the Employee is first eligible to participate provided it is filed with the Employer at least thirty (30) days prior to any entry date following eligibility and shall remain in effect until a new Contribution Agreement is filed with the Employer.

A Contribution Agreement may be revoked at any time, in writing, provided that any revocation shall be effective as soon as practical after the revocation is filed with the Employer on a prospective basis only.

A Contribution Agreement may be modified one time during a Plan Year, provided that any modification shall be in writing and effective as soon as practical after the modification is filed with the Employer, on a prospective basis only.

The Employer may amend or terminate any Contribution Agreement on written notice to the Participant.

If a Participant has not authorized the Employer to withhold at the maximum rate and desires to increase the total amount withheld for a Plan Year, such Participant may authorize the Employer to withhold a supplemental amount of his Compensation for one or more pay periods assuming such compensation has not yet been earned.

(d) TAX TREATMENT. In accordance with Section 401(k) of the Code, all amounts withheld from a Participant's Compensation and contributed to such Participant's Elective Deferral Account shall not be included in the gross income of the Participant for Federal income tax purposes and shall be deemed for tax purposes to be an Employer Contribution to the Plan.

         5.03     QUALIFIED VOLUNTARY EMPLOYEE CONTRIBUTIONS.

Qualified Voluntary Employee Contributions (QVECs) to the Plan are not permitted.

         5.04     ANNUAL ELECTIVE DEFERRAL LIMITATION.

In no event may the sum of the Employee Elective Deferrals withheld under the Contribution Agreement plus any supplemental withholding on behalf of any Participant to the Plan (or to any other plan maintained by the Employer) exceed the dollar limitation contained in Section 402(g) of the Code ("Section 402(g) Limit") for any taxable year of the Participant. If the Employer determines that the Elective Deferrals of any Employee for a calendar year would exceed the
Section 402(g) Limit for the calendar year, the Employer shall not make any additional Elective Deferrals with respect to that Employee for the remainder of such calendar year, shall pay in cash to the Employee any amounts which would cause the Elective Deferrals to exceed the Section 402(g) Limit, and the Trustee shall distribute the amount in excess of the Section 402(g) Limit (the "Excess Elective Deferrals"), as adjusted for allocable income or loss, no later than April 15 of the following year. The Employer or the Trustee shall determine the amount of income or loss allocable to the Employee's Excess Elective Deferrals in a manner similar to the allocable income or loss determination described in
Section 6.02(c) for Excess Contributions, except the Employer or Trustee shall make the determination with reference to the income or loss allocable to such Elective Deferrals and with reference to the Employee's taxable year rather than the Plan Year; provided, however, that no income or loss attributable to such excess for the period from the end of the Plan Year to the date of return need be calculated for a distribution adjustment. If the Trustee distributes the Excess Elective Deferrals by the appropriate April 15, it may make the distribution irrespective of any other provision under this Plan or the Code.

If an Employee participates in another plan under which he makes elective deferrals pursuant to Section 401(k) of the Code, elective deferrals under a simplified employee pension, or salary reduction contributions to a tax sheltered annuity, irrespective of whether the Employee maintains the other plan, the Employee may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant by providing the Employer a written claim for excess deferrals made for a calendar year. The eligible Employee must submit the claim no later than the March 1 following the close of the individual's taxable year and the claim shall specify the amount of the Employee's Elective Deferrals under this Plan which are excess deferrals. If the Employer receives a timely claim, it shall direct the Trustee to distribute to the Employee the excess deferral, as adjusted for allocable income or loss, which the Employee has assigned to this Plan in accordance with the distribution procedure described in the immediately preceding paragraph.

                                   ARTICLE VI

                           Non-Discrimination Testing
                           --------------------------

         6.01     ACTUAL DEFERRAL PERCENTAGE TEST.

The requirements of Section 6.01 are effective for all Plan Years beginning after December 31, 1986.

(a) ADP TEST. The ADP for Participants who are Highly Compensated Employees for each Plan Year and the ADP for Participants who are Nonhighly Compensated Employees for the same Plan Year must satisfy one of the following tests:

(i) The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Nonhighly Compensated Employees for the same Plan Year multiplied by 1.25; or

(ii) The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Nonhighly Compensated Employees for the same Plan Year multiplied by 2.0, provided that the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for Participants who are Nonhighly Compensated Employees by more than two (2) percentage points.

(b) SPECIAL RULES. The following rules shall apply for purposes of the ADP test:

(i) The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals (and Qualified Employer Contributions if treated as Elective Deferrals for purposes of the ADP test) allocated to his or her Accounts under two or more arrangements described in
Section 401(k) of the Code, that are maintained by the Employer, shall be determined as if such Elective Deferrals (and, if applicable, such Qualified Employer Contributions) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

(ii) In the event that this Plan satisfies the requirements of Sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section 6.01 shall be applied by determining the ADP of employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy section 401(k) of the Code only if they have the same Plan Year.

(iii) For purposes of determining the ADP of a Participant who is a five-percent (5%) owner or one of the ten (10) most highly-paid Highly Compensated Employees, the Elective Deferrals (and Qualified Employer Contributions if treated as Elective Deferrals for purposes of the ADP test) and compensation of such Participant shall include the Elective Deferrals (and, if applicable, Qualified Employer Contributions) and compensation for the Plan Year of family members (as defined in

Section 414(q)(6) of the Code). Family members, with respect to such Highly Compensated Employees, shall be disregarded as separate employees in determining the ADP both for Participants who are Nonhighly Compensated Employees and for Participants who are Highly Compensated Employees.

(iv) For purposes of determining the ADP test, Elective Deferrals and Qualified Employer Contributions must be made before the last day of the twelve (12) month period immediately following the Plan Year to which contributions relate.

(v) The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of Qualified Employer Contributions used in such test.

(vi) The determination and treatment of the ADP amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

         6.02     EXCESS CONTRIBUTIONS.

The requirements of Section 6.02 are effective for all Plan Years beginning after December 31, 1986.

(a) DISTRIBUTION. Notwithstanding any other provision of this Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Contributions were allocated for the preceding Plan Year. If such excess amounts are distributed more than two and one-half (2 1/2) months after the last day of the Plan Year in which such excess amounts arose, a ten percent (10%) excise tax will be imposed on the Employer maintaining the plan with respect to such amounts. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each of such Employees. Excess Contributions shall be allocated to Participants who are subject to the family member aggregation rules of Section 414(q)(6) of the Code in the manner prescribed by the regulations.

(b) ACCOUNTING. Excess Contributions shall be distributed from the Participant's Elective Deferral Account and Qualified Employer Contribution Account (if applicable) in proportion to the Participant's Elective Deferrals and Qualified Employer Contributions (to the extent used in the ADP test) for the Plan Year. Excess Contributions (including the amounts recharacterized as provided in Section 6.03) shall be treated as Annual Additions under the Plan.

(c) DETERMINATION OF INCOME OR LOSS. Excess Contributions shall be adjusted for any income or loss up to the date of distribution; provided, however, that no income or loss attributable to such excess for the period from the end of the Plan Year to the date of return need be calculated for a distribution adjustment. The income or loss allocable to Excess Contributions is the sum of:
(1) income or loss allocable to the Participant's Elective Deferral Account (and, if applicable, the Qualified Employer Contributions Account) for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Contributions for the year and the denominator is the Participant's account balance attributable to Elective Deferrals (and Qualified Employer Contributions if any of such contributions are included in the ADP test) without regard to any income or loss occurring during such Plan Year.

         6.03     RECHARACTERIZATION OF EXCESS CONTRIBUTIONS.

The requirements of Section 6.03 are effective for all Plan Years beginning after December 31, 1986.

A Participant may treat his or her Excess Contributions as an amount distributed to the Participant and then contributed by the Participant to the Plan as an Employee After-Tax Contribution, however, such recharacterized amounts will remain nonforfeitable and subject to the same distribution requirements as Elective Deferrals. Amounts may not be recharacterized by a Highly Compensated Employee to the extent that such amount in combination with other Employee After-Tax Contributions made by that Employee would exceed the stated limit under the Plan on Employee After-Tax Contributions.

Recharacterization must occur no later than two and one-half (2 1/2) months after the last day of the Plan Year in which such Excess Contributions arose and is deemed to occur no earlier than the date the last Highly Compensated Employee is informed in writing of the amount recharacterized and the consequences thereof. Recharacterized amounts will be taxable to the Participant for the Participant's tax year in which the Participant would have received such amount in cash.

         6.04     ACTUAL CONTRIBUTION PERCENTAGE TEST.

The requirements of Section 6.04 are effective for all Plan Years beginning after December 31, 1986.

(a) ACP TEST. The ACP for Participants who are Highly Compensated Employees for each Plan Year and the ACP for Participants who are Nonhighly Compensated Employees for the same Plan Year must satisfy one of the following tests:

(i) The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are Nonhighly Compensated Employees for the same Plan Year multiplied by 1.25; or

(ii) The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the lesser of (a) the ACP for Participants who are Nonhighly Compensated Employees for the same Plan Year multiplied by two (2), or
(b) the ACP for Participants who are Nonhighly Compensated Employees plus two
(2) percentage points.

(b) SPECIAL RULES. The following rules shall apply for purposes of the ACP test:

(i) Multiple Use: If one or more Highly Compensated Employees participate in both a cash or deferral arrangement (CODA) and a plan subject to the ACP test maintained by the Employer, and the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the ACP of those Highly Compensated Employees who also participate in a CODA will be reduced (beginning with such Highly Compensated Employee whose ACP is the highest) so that the limit is not exceeded. The amount by which each Highly Compensated

Employee's Contribution Percentage Amounts is reduced shall be treated as an Excess Aggregate Contribution. The ADP and ACP of the Highly Compensated Employees are determined after the corrections required to meet the ADP and ACP tests. Multiple use does not occur if either the ADP or ACP of the Highly Compensated Employees does not exceed 1.25 multiplied by the ADP and ACP of the Nonhighly Compensated Employees.

(ii) For purposes of this section, the Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his or her account under two or more plans described in Section 401(a) of the Code, or arrangements described in
Section 401(k) of the Code that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

(iii) In the event that this Plan satisfies the requirements of Sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the Contribution Percentage Amount of Employees as if all such plans were a single plan. For plans years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year.

(iv) For purposes of determining the Contribution Percentage of a Participant who is a five-percent (5%) owner or one of the ten most highly-paid Highly Compensated Employees, the Contribution Percentage Amounts and Compensation of such Participant shall include the Contribution Percentage Amounts and Compensation for the Plan Year of family members (as defined in section 414(q)(6) of the Code). Family members, with respect to Highly Compensated Employees, shall be disregarded as separate Employees in determining the Contribution Percentage both for Participants who are Nonhighly Compensated Employees and for Participants who are Highly Compensated Employees.

(v) For purposes of determining the Contribution Percentage test, Employee After-Tax Contributions are considered to have been made in the Plan Year in which contributed to the Trust Fund. Matching Contributions and Qualified Employer Contributions will be considered made for a Plan Year if made no later than the end of the twelve (12) month period beginning on the day after the close of the Plan Year.

(vi) The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of Qualified Employer Contributions used in such test.

(vii) The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

         6.05     EXCESS AGGREGATE CONTRIBUTIONS.

The requirements of Section 6.05 are effective for all Plan Years beginning after December 31, 1986.

(a) DISTRIBUTION. Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose Accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions shall be allocated to Participants who are subject to the family member aggregation rules of Section 414(q)(6) of the Code in the manner prescribed by Treasury regulations. If such Excess Aggregate Contributions are distributed more than two and one-half (2 1/2) months after the last day of the Plan Year in which such excess amounts arose, a ten percent (10%) excise tax will be imposed on the Employer maintaining the plan with respect to those amounts. Excess Aggregate Contributions shall be treated as Annual Additions under the Plan.

(b) ACCOUNTING. Excess Aggregate Contributions shall be forfeited, if forfeitable or distributed on a prorata basis from the Participant's Employee After-Tax Contribution Account, Matching Contribution Account, and Qualified Employer Contribution Account (and, if applicable, Elective Deferral Account). Forfeitures of Excess Aggregate Contributions shall be applied to reduce Employer Contributions.

(c) DETERMINATION OF INCOME OR LOSS. Excess Aggregate Contributions shall be adjusted for any income or loss up to the date of distribution; provided, however, that no income or loss attributable to such excess for the period from the end of the Plan Year to the date of return need be calculated for a distribution adjustment. The income or loss allocable to Excess Aggregate Contributions is the sum of: (i) income or loss allocable to the Participant's Employee After-Tax Contribution Account, Matching Contribution Account (if any, and if all amounts therein are not used in the ADP test) and, if applicable, Qualified Employer Contribution Account and Elective Deferral Account for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Aggregate Contributions for the year and the denominator is the Participant's account balance(s) attributable to Contribution Percentage Amounts without regard to any income or loss occurring during such Plan Year.

         6.06     QUALIFIED EMPLOYER CONTRIBUTIONS.

Effective for Plan Years beginning after December 31, 1986 the Employer may elect to treat all or a part of its Matching Contributions and its Employer Contributions as Qualified Employer Contributions for purposes of meeting the ADP test or ACP test. Qualified Employer Contributions shall be allocated to the Participants' Qualified Employer Contribution Account which shall be fully vested and nonforfeitable at all times.

                                   ARTICLE VII

                                    Accounts
                                    --------

         7.01     ACCOUNT ALLOCATIONS.

The Plan Administrator shall determine the Participants, Former Participants, and Beneficiaries who are entitled to one or more of the allocations hereinafter described, and it shall, as of each Valuation Date, prepare a statement showing the information necessary to make the proper allocation. This information shall include the full names of all Participants, Former Participants, and Beneficiaries, the amount allocated to the Matching Contribution Account, the amount allocated to the Participant's Elective Deferral Account and the amount allocated to the Employee Contribution Account. The information shall also include the names of the Former Participants whose employment has terminated.

The Plan Administrator shall maintain for each Participant a separate Elective Deferral Account to record his interest in the Trust Fund which is attributable to his Elective Deferrals, a separate Matching Contribution Account to record his interest in the Trust Fund which is attributable to Matching Contributions and a separate Employee After-Tax Contribution Account to record his interest in the Trust Fund which is attributable to contributions under Sections 2.28 and
5.01 herein.

The accounts of each Participant shall be made up of subaccounts reflecting the Participants investment elections. Each subaccount shall be adjusted as provided in Section 7.05 of this Plan.

         7.02.    MATCHING CONTRIBUTION INVESTMENT.

All Matching Contributions and the earnings credited thereon shall be invested in the Employer Stock Fund and are not subject to transfer to another investment fund.

         7.03.    INVESTMENT ELECTIONS.

(a) Each Participant shall elect the manner in which his Employee After-Tax Contribution Account, if any, and Elective Deferral Account amounts are to be invested. The first such election shall be made by an employee prior to becoming a Participant. Subsequent elections may be made effective on July 1 of each year. Each election shall specify how any future contributions shall be invested. The election may also specify how any present balance as of June 30 of the Plan Year shall be invested. Only one investment fund may be designated for all amounts covered by a particular election. The Participant may choose to have his accounts invested in one or more of the following Funds, subject to any nondiscriminatory restrictions the Plan Administrator may from time to time, place on the availability of a particular Fund or Funds:

(1) EMPLOYER STOCK FUND. This fund shall be primarily invested in common stock of the First Financial Bancorp, or its successors by merger, and adopting Related Employers.

                                      VII-1

(2) FIXED INCOME FUND. The Fixed Income Fund shall consist primarily of high quality corporate and/or U. S. Government bonds which provide a fixed rate of return, determinable in advance, with the objective of providing stability and a good current yield.

(3) DIVERSIFIED STOCK FUND. Investments are primarily in common stock or securities convertible into common stocks of many companies or units of other collective equity funds, with objectives of long-term capital appreciation. Performance is to be achieved through a portfolio consisting of a diversified cross-section of companies.

(4) SAVINGS ACCOUNT FUND. Investments are primarily in savings accounts, certificates of deposit and/or other interest bearing fund assets with the interest thereon.

         This section (a) is effective up to and through May 24, 1993. Effective May 25, 1993, investment elections are governed by paragraph (b) as set forth below.

         (b) Each Participant shall elect the manner in which his Employee After-Tax Contribution, if any, and Elective Deferral amounts are to be invested. The first such election shall be made by an Employee prior to becoming a Participant. Subsequent elections may be made effective on any Valuation Date in the Plan Year. Each election shall specify how any future contributions shall be invested. The election may also specify how any present balance as of such date shall be invested. Only one investment fund may be designated for all amounts covered by a particular election. The Participant may choose to have his accounts invested in one or more of the following Funds, subject to any nondiscriminatory restrictions the Plan Administrator may from time to time, place on the availability of a particular Fund or Funds:

         (1) EMPLOYER STOCK FUND. This fund shall be primarily invested in common stock of the First Financial Bancorp, or its successors by merger, and adopting Related Employers.

         (2) FIXED INCOME FUND. The Fixed Income Fund shall consist primarily of high quality corporate and/or U. S. Government bonds which provide a fixed rate of return, determinable in advance, with the objective of providing stability and a good current yield.

         (3) DIVERSIFIED STOCK FUND. Investments are primarily in common stock or securities convertible into common stocks of many companies or units of other collective equity funds, with objectives of long-term capital appreciation. Performance is to be achieved through a portfolio consisting of a diversified cross-section of companies.

         (4) SAVINGS ACCOUNT FUND. Investments are primarily in savings accounts, certificates of deposit and/or other interest bearing fund assets with the interest thereon.

         (5) BALANCED FUND. Effective January 1, 1995, a Participant may invest in the Balanced Fund. The Fund will consist of investments in stocks, bonds and other fixed-income securities, with the objective of conservation of capital, current income and long-term growth of capital and income.

         Effective January 1, 1995, Participant may specify how present and future account balances are to be invested, effective on any Valuation Date in the Plan Year. Any change in investment

                                      VII-2
direction for prior account balances and future account balances made on or after January 1, 1995, must be a change expressed in multiples of twenty percent (20%) of the amount in the fund.

         7.04.    VALUATION OF ASSETS.

In any valuation of the assets of the Trust Fund the Market Value thereof shall be used on any Valuation Date. The Trustee shall use such Market Value to determine the earnings or losses of the Trust. The Trustee shall report the net worth of the assets and shall report such values in writing to the Plan Administrator.

         7.05.    ACCOUNT ADJUSTMENTS.

Each Participant's accounts shall be made up of subaccounts reflecting their investment elections. As of each Valuation Date the accounts of each Participant shall be adjusted in the manner and order stated:

(a) PAYMENTS: There shall be subtracted the-total amount of any payments made from the accounts since the preceding Valuation Date to him or for his benefit. Payments shall be subtracted from the subaccount designated by the Participant. If no designation was made, then payments will be subtracted proportionately from all subaccounts.

(b) ELECTIVE DEFERRALS: There shall be added to the Elective Deferral Account and to the appropriate subaccount, as directed by the Participant, 1/2 of any deferrals of compensation made since the preceding Valuation Date.

(c) MATCHING CONTRIBUTIONS: There shall be added to the Matching Contribution Account of each Participant or Former Participant one/half of an amount which equals 50% of the Compensation deferred since the preceding Valuation Date, disregarding any Compensation in excess of 6% of the Participant's Compensation.

(d) NET GAIN OR LOSS: Each Fund will be valued on the Valuation Date at fair market value. Each subaccount invested in that Fund will be increased or decreased to reflect a proportionate share of the net increase or net decrease of the Fund since the preceding Valuation Date in the same ratio that each subaccount (as adjusted in (a) through (d) above) bears to the total of all subaccounts invested in that Fund as of the preceding Valuation Date (also adjusted as provided in subparagraphs (a) through (d) above). The findings of the Trustee as to the net increase or net decrease of the value of the funds shall be conclusive.

(e) ELECTIVE DEFERRALS: There shall be added to the Employee Deferral Account and to the appropriate subaccount, as directed by the Participant. 1/2 of any deferrals of compensation made since the preceding Valuation Date.

(f) EMPLOYEE AFTER-TAX CONTRIBUTIONS: There shall be added to the Employee Voluntary Contribution Account and each appropriate subaccount, as directed by the Participant, one-half of any voluntary contribution the Participant made since the preceding Valuation Date.

                                      VII-3

(g) MATCHING CONTRIBUTIONS: There shall be added to the Employer Matching Contribution Account of each Participant or Former Participant one-half of an amount which equals 50% of the Compensation deferred since the preceding Valuation Date, disregarding any Compensation deferred in excess of 6% of the Participant's Compensation.

(h) TRANSFER OF INVESTMENT: Any change in the investment direction by the Participant shall be put in effect on the June 30 Valuation Date after all adjustments above have been made. There shall be added or subtracted any amounts from one investment fund to another. The subaccounts making up the accounts of the Participants shall reflect such a change. This paragraph on transfer of investments is effective up to and through May 24, 1993. Effective May 25, 1993, investment transfers and/or changes in investment direction shall be as follows in the paragraph set forth below.

Any change in the investment direction by the Participant shall be put in effect on the Valuation Date after all adjustments above have been made. There shall be added or subtracted any amounts transferred from one investment fund to another. The subaccounts making up the accounts of the Participants shall reflect such a change.

The Plan Administrator may from time to time adopt rules of uniform application providing (i) for longer or shorter periods for the making of investment option elections provided by this Section 7, (ii) for different or additional dates for the changing of investment option elections or transfer between such options, and (iii) for minimum limits on the amount that may be withdrawn if such amount is less than all of the Participant's interest in such option.

         7.06     ANNUAL REPORT.

The Trustee shall furnish each Participant a written report regarding the value of his Accounts within a reasonable period of time after each Valuation Date.

                                      VII-4

                                  ARTICLE VIII

                                     Vesting
                                     -------

         8.01     VESTING REQUIREMENTS.

(a) FULLY VESTED ACCOUNTS. A Participant's interest in his total Account shall be fully vested and nonforfeitable at all times. The remainder of Section VIII is reserved.

         8.02     Reserved.

         8.03     Reserved.

                                     VIII-1

                                   ARTICLE IX

                               Payment of Benefits
                               -------------------

         9.01     PAYABLE EVENTS.

Subject to the provisions of this Article IX, a Participant's entire vested Account shall be payable to him, or in the event of his death to his beneficiary, upon the first to occur of his termination of employment by reason of his death, retirement, or other separation from service in accordance with this Article IX.

Notwithstanding anything contained herein to the contrary, in the event the value of the Participant's vested Account exceeds $3,500 (or at the time of any prior distributions exceeded $3,500), no distribution shall be made prior to the date the Participant attains (or would have attained if not deceased) the later of Normal Retirement Age or age 62 without the Participant's written consent and the written consent of the Participant's Spouse, if required. Failure to consent shall be deemed to defer commencement of payment of any amount until Participant reaches Normal Retirement Age.

Nothing contained in this Plan prevents the Trustee, in accordance with the direction of the Administrator or the Committee, from complying with the provisions of a Qualified Domestic Relations Order (as defined in Code
Sec. 414(p)). This Plan specifically permits distribution to an alternate payee under a Qualified Domestic Relations Order at any time, irrespective of whether the Participant has attained his earliest retirement age (as defined under Code Sec. 414(p)) under the Plan. A distribution to an alternate payee prior to the Participant's attainment of earliest retirement age is available only if: (1) the order specifies distribution at that time or permits an agreement between the Plan and the alternate payee to authorize an earlier distribution; and (2) if the present value of the alternate payee's benefits under the Plan exceeds $3,500, and the order requires, the alternate payee consents to any distribution occurring prior to the Participant's attainment of earliest retirement age. Nothing in this Section gives a Participant a right to receive distribution at a time otherwise not permitted under the Plan nor does it permit the alternate payee to receive a form of payment not otherwise permitted under the Plan.

The Administrator or the Committee must establish reasonable procedures to determine the qualified status of a domestic relations order. Upon receiving a domestic relations order, the Administrator or the Committee promptly will notify the Participant and any alternate payee named in the order, in writing, of the receipt of the order and the Plan's procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the Administrator or the Committee must determine the qualified status of the order and must notify the Participant and each alternate payee, in writing, of its determination. The Administrator or the Committee must provide notice under this paragraph by mailing to the individual's address specified in the Qualified Domestic Relations Order, or in a manner consistent with Department of Labor regulations.

If any portion of the Participant's Nonforfeitable Accrued Benefit is payable during the period the Administrator or Committee is making its determination of the qualified status of the domestic relations order, the Administrator or the Committee must make a separate accounting of the amounts payable. If the Administrator or the Committee determines the order is a Qualified Domestic Relations Order within 18 months of the date amounts first are payable following receipt of the order, the Administrator or the Committee will direct the Trustee to distribute the payable amounts in accordance with the order. If the Administrator or the Committee does not make its determination of the qualified status of the order within the 18 month determination period, the Administrator or the Committee will direct the Trustee to distribute the payable amounts in the manner the Plan would distribute if the order did not exist and will apply the order prospectively if the Administrator or the Committee later determines the order is a Qualified Domestic Relations Order.

To the extent it is not inconsistent with the provisions of the Qualified Domestic Relations Order, the Administrator or the Committee may direct the Trustee to invest any partitioned amount in a segregated subaccount or separate account and to invest the account in Federally insured, interest-bearing savings account(s) or time deposit(s) (or a combination of both), or in other fixed income investments. A segregated subaccount remains a part of the Trust, but it alone shares in any income it earns, and it alone bears any expense or loss it incurs. The Trustee will make any payments or distributions required under this Section by separate benefit checks or other separate distribution to the alternate payee(s).

In no event may any distribution of a Participant's Elective Deferral Account or Qualified Employer Contribution Account be distributed to such Participant before his death, retirement, termination of employment, or attainment of age 59-1/2 except as provided in Sections 9.12 and 9.13 and 9.14.

(a) NORMAL RETIREMENT BENEFITS. When a Participant attains his Normal Retirement Age all amounts then credited to such Participant's Account shall become 100% vested and nonforfeitable and if the Participant elects to terminate employment, benefits shall become payable as of the Participant's Normal Retirement Date in the form described in Section 9.02, unless the Participant or Spouse has chosen an optional form of payment under Section 9.04.

(b) DEFERRED RETIREMENT BENEFITS. In the event a Participant remains in the service of the Employer after his Normal Retirement Age, he shall nonetheless continue to have contributions allocated to his Account and participation in the Plan shall continue until his actual termination of employment at which time benefits shall be payable as of the date he elects to retire in the form described in Section 9.02.

(c)      RESERVED.

(d)      RESERVED.

(e) PRE-RETIREMENT DEATH BENEFITS. In the event of the Participant's death before the Annuity Starting Date, all amounts then credited to such Participant's Account shall become payable in the form described in Section 9.03, unless the Participant or Spouse has chosen an optional form of payment under Section 9.04. Such benefits shall be payable to the beneficiary designated by the

Participant pursuant to Section 9.08 and such beneficiary may elect to have such benefits distributed as set forth in Section 9.10.

(f)      TERMINATION BENEFITS.

If a Participant terminates employment with an Employer, he shall be entitled to receive the amounts in his accounts determined as of the last preceding Valuation Date plus any additional Employer Contributions, Elective Deferrals, or Employee After-Tax Contributions made by or for him since such Valuation Date.

         9.02     NORMAL FORM OF BENEFIT.

The Participant's Account shall be payable in one lump sum payment in cash or in property unless an optional form of benefit, as specified in Section 9.04, is selected by the Participant or Spouse. The Plan does not offer a Qualified Joint and Survivor Annuity.

In no event shall payments under any optional method extend beyond the later of the lifetime of the Participant, the lifetime of the Participant and the Participant's Beneficiary, the life expectancy of the Participant or the joint life expectancies of the Participant and his Beneficiary. If the Participant's entire interest is to be distributed in other than a lump sum, then the amount to be distributed each year must be at least an amount equal to the quotient obtained by dividing the Participant's entire interest by the life expectancy of the Participant or joint and last survivor expectancy of the Participant and designated Beneficiary. Life expectancy and joint and last survivor expectancy are computed by the use of the return multiples contained in Section 1.72-9 of the regulations issued under the Code. For purposes of this computation, a Participant's life expectancy may be recalculated no more frequently than annually, however, the life expectancy of a nonspouse Beneficiary may not be recalculated. If the Participant's spouse is not the designated Beneficiary, the method of Distribution selected must assure that at least 50 percent of the present value of the amount available for distribution J is paid within the life expectancy of the Participant.

         9.03     PRE-RETIREMENT DEATH BENEFIT.

The Participant's vested Account shall be payable in one lump sum payment in cash or in property unless an optional form of benefit, as specified in Section 9.04, is selected by the Participant or Spouse. The Plan does not offer a Qualified Pre-Retirement Survivor Annuity.

         9.04     OPTIONAL FORMS OF BENEFIT.

In lieu of the form of benefit provided under Section 9.02 or Section 9.03, a Participant or Spouse may elect to have the Participant's vested Account paid in one of the following forms.

         In installment payments over a period certain of not more than five (5) years in monthly, cash payments. If such method of payment would result in payments of less than $100 per month, such amount shall be paid at the rate of $100 per month until it is exhausted. The total amount credited to the accounts of the Former Participant shall remain in the Trust Fund and shall be adjusted as of each Valuation Date as provided in the Plan, and such installments shall be modified to reflect such adjustments. If the Participant dies prior to the exhaustion of his accounts, the payments shall continue to his beneficiary in the manner chosen by the Participant subject to the provisions of Section 9.06.

Notwithstanding the provisions of Sections 9.01 and 9.02, in the event the Participant's vested Account is $3,500 or less (and at the time of any prior distributions did not exceed $3,500) the Trustee shall distribute the entire vested Account to the Participant (or to his beneficiary) in one lump sum payment.

         9.05     DETERMINATION OF AMOUNT.

For purposes of this Article IX, the value of the Participant's Account shall be determined as of the last preceding Valuation Date coincident with or immediately preceding the date the Participant's vested Account is distributed, plus, any additional contributions to the Employee After-Tax Contribution Account, the Elective Deferral Account and the Matching Contribution Account made by or for him since such Valuation Date.

         9.06     TIME OF PAYMENT.

Unless the Participant or Spouse elects otherwise or the distribution is otherwise deferred, any benefits authorized by Section 9.01 shall commence as soon as administratively reasonable after the Valuation Date following the date the Participant's vested Account becomes payable as provided in Section 9.01.

Notwithstanding the above, unless the Participant or Spouse elects otherwise, distribution of benefits will begin no later than the sixtieth (60th) day after the latest of the close of the Plan Year in which:

         (1) the Participant attains age 65 (or Normal Retirement Age, if earlier);

         (2) occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan; or

         (3)  the Participant terminates service with the Employer.

If a distribution is one to which sections 401(a)(11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than 30 days after the notice required under section 1.411(a)(11)(c) of the Income Tax Regulations is given, provided that:

         (1) the plan administrator clearly informs the participant that the participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

         (2) the participant, after receiving the notice, affirmatively elects a distribution.

         9.07     Reserved.

         9.08     BENEFICIARY DESIGNATION AND CONSENT OF SPOUSE.

The beneficiary of any benefit payable upon the death of a married Participant shall be the Participant's Spouse. The beneficiary of any benefit payable upon the death of an unmarried participant shall be the beneficiary(ies) designated by the Participant under procedures established by the Administrator.

The Participant may designate a beneficiary other than his Spouse if:

(a)      the Spouse consents in writing to such beneficiary designation, or

(b)      the Participant has no Spouse, or

(c)      the Spouse cannot be located.

In such event, the designation of a beneficiary shall be made on a form satisfactory to the Administrator. A Participant may, with the written consent of his Spouse, at any time revoke his designation of a beneficiary or change his beneficiary by filing written notice of such revocation or change with the Administrator. Any consent by the Participant's Spouse to any beneficiary designation must be irrevocable, in writing, must acknowledge the effect of such beneficiary designation and the specific non-Spouse beneficiary, and be witnessed by a Plan representative or a notary public.

Provided, however, that in the event any Participant becomes divorced or any Participant's marriage is dissolved, any designation of beneficiary pre-existing such event is hereby revoked except as provided in a Qualified Domestic Relations Order as described in Section 414(q) of the Code.

In the event no valid designation of beneficiary exists at the time of the Participant's death, the death benefit shall be payable to such Participant's estate.

         9.09     MANDATORY DISTRIBUTIONS.

Notwithstanding any other provision of this Article:

(a)      A Participant's benefits under the Plan will:

(i)      be distributed to him not later than the Required Beginning Date; or

(ii) be distributed commencing not later than the Required Beginning Date, in accordance with regulations prescribed by the Secretary of Treasury, over the life of such Participant or over the lives of such Participant and designated beneficiary (or over a period not extending beyond the life expectancy of the Participant or the life expectancy of the Participant and his designated beneficiary). The Participant may elect whether or not life expectancies used to calculate the mandatory distributions will be recalculated. Such election must be made prior to the Required Beginning Date and will be irrevocable. If no election is made, life expectancy must be recalculated annually.

(b) If the Participant dies after distribution has commenced pursuant to subsection (a)(ii) but before his entire interest in the Plan has been distributed to him, the remaining portion of his interest in the Plan must be distributed to his beneficiary at least as rapidly as under the method of distribution in effect at the time of the Participant's death. If the Participant dies before distribution has commenced pursuant to subsection
(a)(ii), distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death unless his beneficiary makes an election to receive distributions in accordance with (i) or (ii):

         (i) If any portion of the Participant's interest is payable to a designated beneficiary, distributions may be made over the life of such designated beneficiary, beginning not later than one (1) year after the date of the Participant's death;

         (ii) if the designated beneficiary is the Participant's surviving Spouse, the date distributions are required to begin under (i) above shall not be earlier than the later of; (1) December 31 of the calendar year immediately following the calendar year in which the Participant died, and (2) December 31 of the calendar year in which the Participant would have attained age 70-1/2.

The method of distribution must be elected by the designated beneficiary no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this Section, or (2) December 31 of the calendar year which contains the fifth anniversary of the date of the Participant's death. If an election is not made, the Participant's entire interest shall be paid to his beneficiary within five (5) years after the death of the Participant.

(c) For calendar years beginning before January 1, 1989, a Participant may not elect a form of distribution pursuant to Section 9.04 providing payments to a beneficiary who is other than his surviving Spouse unless at least fifty percent (50%) of the present value of the amount available for distribution is paid within the life expectancy of the Participant and for calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first distribution calendar year shall not be less than the quotient obtained by dividing the Participant's benefit by the lesser of (1) the applicable life expectancy or (2) if the Participant's Spouse is not the designated beneficiary, the applicable divisor determined from the table set forth in Section 1.401(a)(9)-2 (Q&A-4) of the Treasury Regulations.

         9.10     AMOUNT AND PAYMENT OF DEATH BENEFITS.

As of the Valuation Date coincident with or next following the death of a Participant or Former Participant, his Beneficiary shall be entitled to receive the balance of the Participant's accounts, if any. If the Participant has retired and benefit payments have commenced, payments will continue in accordance with the option chosen under Sections 9.02 or 9.04 of this Plan. If benefit payments have not commenced, such amount shall be paid to the Beneficiary or applied for his benefit in a manner selected by the Beneficiary, provided that payment will commence within one year after the Participant's death and the entire account will be distributed within five years after the Participant's death.

         9.11     NOTICE OF ROLLOVER TREATMENT.

When a distribution is made to a Participant or beneficiary, such Participant or beneficiary shall be furnished with a written explanation which includes a general description of the tax treatment available for such distribution if the distribution qualifies for either rollover treatment or taxation as a lump sum distribution under Section 402(e) of the Code.

         9.12     HARDSHIP DISTRIBUTIONS.

Distribution of Elective Deferrals (and earnings thereon accrued as of December 31, 1988) may be made to a Participant in the event of hardship. For the purposes of this Section, hardship is defined as an "immediate and heavy" financial need of the Employee where such distribution is "necessary" because the Employee lacks other available resources. Hardship distributions are subject to the Spousal consent requirements contained in Sections 401(a)(11) and 417 of the Code.

Hardship shall be determined based on all the facts and circumstances and

(a) A distribution will be considered as "necessary" to satisfy an immediate and heavy financial need of the Employee only if:

         (i) The Employee has obtained all distributions, other than hardship distributions, and all nontaxable loans under all plans maintained by the Employer;

         (ii) All plans maintained by the Employer provide that the Employee's Elective Deferrals (and Employee After-Tax Contributions) will be suspended for twelve (12) months after the receipt of the hardship distribution;

         (iii) The distribution is not in excess of the amount of an immediate and heavy financial need including the amount needed to pay taxes and penalties thereon, if requested; and

         (iv) All plans maintained by the Employer provide that the Employee may not make Elective Deferrals for the employee's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Section 402(g) of the Code for such taxable year less the amount of such Employee's Elective Deferrals for the taxable year of the hardship distribution; and

         (v) the amount of any distribution under this section 9.11 shall be the lesser of:

         (a) An amount as determined by the Plan Administrator to be sufficient to alleviate the hardship, or

         (b) The value of the Participant's Elective Deferral Account.

         The Plan Administrator shall apply the provisions of this Section on a uniform and consistent basis to all Participants in similar circumstances and shall make any rules, regulations, prescribe the use of such forms, and any other powers it deems necessary to properly carry out the provision and intent of this Section.

         9.13     IN-SERVICE DISTRIBUTIONS.

At the election of the Participant, the Administrator, may distribute a portion or the entire amount then credited to the Participant's Matching Contribution Account as of the succeeding Valuation Date and earnings credited to After-Tax Contribution Account.

Provided further, that the Participant may withdraw only the amounts credited to the Accounts described above that have been in the above-described accounts for more than eight (8) calendar quarters. A Participant who makes a withdrawal pursuant to this Section shall be ineligible to make any Elective Deferrals to the Plan until the Entry Date next succeeding a period of twelve (12) months from the date of the receipt of the withdrawal. Any distribution made pursuant to this Section shall be made in a manner consistent with this Article IX, including, but not limited to, all notice and consent requirements of Sections 411(a)(11) and 417 of the Code and the Regulations thereunder.

         9.14     OTHER DISTRIBUTABLE AMOUNTS.

Effective for Plan Years beginning after December 31, 1984, a Participant's Elective Deferral Account or Qualified Employer Contribution Account may be distributed upon the occurrence of any of the following events:

(a) Termination of the Plan without the establishment of another defined contribution plan.

(b) The disposition by the Employer to an unrelated corporation of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used in a trade or business of the Employer if the Employer continues to maintain this Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring such assets.

(c) The disposition by the Employer to an unrelated entity of the Employer's interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) if the Employer continues to maintain this Plan, but only with respect to Employees who continue Employment with such subsidiary.

                                    ARTICLE X

                   Named Fiduciary Powers and Responsibilities
                   -------------------------------------------

         10.01    ALLOCATION OF RESPONSIBILITY.

The Named Fiduciary shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under the Plan.

(a) The Company shall have the sole responsibility for making the contributions provided for hereunder and shall have the sole authority to appoint and remove the Trustee, the Administrator, and any Investment Manager which may be provided for under the Plan; to formulate the Plan's "funding policy and method"; and to amend or terminate, in whole or in part, the Plan.

(b) The Administrator shall have the responsibility for the administration of the Plan, which responsibility is specifically described in the Plan including the responsibility to construe any question of Plan interpretation, subject to the provisions of Section 10.02.

(c) The Trustee shall have the sole responsibility of management of the assets held under the Trust, except those assets, the management of which has been assigned to an Investment Manager, who shall be solely responsible for the management of the assets assigned to it, all as specifically provided in the Plan.

(d) Each Named Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information or action. Furthermore, each Named Fiduciary may rely upon any such direction, information or action of another Named Fiduciary as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information or action. It is intended under the Plan that each Named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan. No Named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value. Any person or group may serve in more than one fiduciary capacity.

(e) Except as otherwise provided in the Act, a named fiduciary shall not be responsible or liable for acts or omissions of another named fiduciary with respect to its fiduciary responsibilities. A named fiduciary of the Plan shall be responsible and liable only for its own acts or omissions/ with respect to fiduciary duties specifically allocated to it and designated as its responsibility.

         10.02    DISCRETIONARY AUTHORITY.

In accordance with Section 503 of Title I of ERISA, the Named Fiduciary under the Plan has complete authority to make final determinations regarding eligibility and to review all denied claims for benefits under the Plan. In exercising its fiduciary responsibilities, the Named Fiduciary shall have absolute discretionary authority to determine whether and to what extent participants and beneficiaries are eligible to participate or are entitled to benefits, and to construe disputed or doubtful Plan terms. The Named Fiduciary shall be deemed to have properly exercised such authority unless it has abused its discretion hereunder by acting arbitrarily and capriciously.

                                   ARTICLE XI

                       Trustee Powers and Responsibilities
                       -----------------------------------

         11.01    BASIC RESPONSIBILITIES.

The Trustee shall have the following categories of responsibilities:

(a) Consistent with the "funding policy and method" determined by the Company, to invest (subject to participant direction of investment), manage, and control the Plan assets subject, however, to the direction of any Investment Manager appointed to manage all or a portion of the assets of the Plan;

(b) At the direction of the Administrator, to pay benefits required under the Plan to be paid to Participants, or, in the event of their death, to their beneficiaries;

(c) To maintain records of receipts and disbursements and furnish to the Employer and/or Administrator for each Fiscal Year a written annual report pursuant to Section 11.10.

         11.02    INVESTMENT POWERS AND DUTIES.

(a) The Trustee shall invest and reinvest the Trust Fund to keep the Trust Fund invested without distinction between principal and income and in such securities or property, real or personal, wherever situated, as the Trustee shall deem advisable, including, but not limited to, stocks, common or preferred, bonds and mortgages, mutual funds, common trust funds including common trust funds and collective funds of the Trustee and/or any of its affiliates or other fiduciary and/or any of its affiliates, collective investment funds, and group annuity or deposit administration contracts and other evidences of indebtedness or ownership, and real estate or any interest therein, and subject to the limitations set forth in Sections 7.02 and 7.03. The Trustee shall at all times in making investments of the Trust Fund consider, among other factors, the short and long-term financial needs of the Plan on the basis of information furnished by the Employer. In making such investments, the Trustee shall not be restricted to securities or other property of the character expressly authorized by the applicable law for trust investments; however, the Trustee shall give due regard to any limitations imposed by the Code or ERISA so that at all times the Plan may qualify as a qualified 401(k) profit sharing plan and trust.

By way of illustration but not limitation, the Trustee may invest the funds of the Trust in such securities and properties as it may determine and shall not be restricted by any applicable laws prescribing forms of property which may be held or acquired by a Trustee.

The Trustee may purchase Qualified Employer Securities or Qualifying Employer Real Property from the Employer or from any other source. All such purchases must be made at fair market values.

(b) The Trustee may employ a bank or trust company pursuant to the terms of its usual and customary bank agency agreement, under which the duties of such bank or trust company shall be of a custodial, clerical and recordkeeping nature.

         11.03    PARTICIPANT DIRECTION.

Each Participant may elect to direct the investment of his Account as set forth in Section 7.02 and Section 7.03 herein.

A Participant must submit written instructions to the Trustee for every change in selection of investments.

If a Participant has elected to direct the investment of his Account and a tender offer is made for any shares of stock held in the Participant's Account, the Participant shall make the decision as to whether to tender the shares by submitting timely written instructions to the Trustee.

Further, amounts, if any, held in the Qualified Employer Contribution Account, any Rollover Account, or in the Qualified Voluntary Employee Contribution Account shall be invested under the terms set forth in Section 7.03.

The Plan is intended to constitute a plan described in ERISA Section 404(c) and Title 29 of the Code of Federal Regulations Section 2550.404c-1 for all accounts except for the Employer Stock Fund as described in Section 7.03.

         11.04    INVESTMENT MANAGER.

The Administrator may direct the Trustee to appoint an Investment Manager designated by the Committee and shall designate the portion of the Trust Fund to be managed by the Investment Manager. The Investment Manager shall direct the Trustee in the exercise of any of the powers described in Section 11.02(a). However, the Investment Manager may not direct investment in securities issued by the Employer, an Affiliate, the Trustee or any entity related through common ownership to the Trustee.

As a prerequisite to being appointed an Investment Manager, said Investment Manager shall:

(a) (1) be registered as an investment advisor under the Investment Advisers Act of 1940,

         (2) be a bank, as defined in the Investment Advisers Act of 1940, or

         (3) be an insurance company qualified under the laws of more than one state to manage, acquire and dispose of the assets of the Trust under the Plan, and

(b) have acknowledged in writing that it is a fiduciary with respect to the Plan.

The Trustee shall not be liable for the acts or omissions of such Investment Manager or be under any obligation to invest or otherwise manage any assets of the Trust under the Plan which are subject to the management of such Investment Manager.

The Trustee shall, however, be liable for any such act or omission if it participates knowingly therein or knowingly undertakes to conceal such act or omission, knowing that by such action or failure to act it would be committing or participating in a breach of fiduciary duty.

In the event that the Investment Manager should resign or be removed by the Employer, the Trustee shall be responsible for the Management of the Trust Fund as otherwise provided in this Plan and Trust unless another Investment Manager is appointed herein.

         11.05    ROLLOVER CONTRIBUTIONS.

The Plan does not accept Rollovers.

The following paragraphs of this section 11.05 apply to distributions made on or after January 1, 1993.

Notwithstanding any provisions of the plan to the contrary that would otherwise limit a distributee's election under this Article, a distributee may elect, at the time and in the manner prescribed by the plan administrator to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

The definition included in the section 11.05 applies to distributions made on or after January 1, 1993, only.

Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the join lives (or join life expectancy) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

Eligible retirement plan: An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trustee described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

Distributee: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

The plan administrator may require that the eligible rollover distribution (or portion thereof) to be distributed in a direct rollover be paid to single eligible retirement plan selected by the distributee.

A participant may elect to rollover a distribution of an offset amount that is otherwise an eligible rollover distribution under Internal Revenue Code regulations section 1.402(c)-IT.

         11.06    Reserved.

         11.07    OTHER POWERS.

The Trustee, in addition to all powers and authorities under common law, statutory authority, including ERISA, and other provisions of the Plan, including but not limited to, the funding policy and method determined by the Company, and subject to the powers of the Administrator and any Participant shall have the following powers and authorities, to be exercised in the Trustee's sole discretion:

(a) To sell any such property at such time and upon such terms and conditions as the Trustee deems appropriate. Such sales may be public or private, for cash or credit, or partly for cash and partly for credit, and may be made without notice or advertisement of any kind.

(b) To exchange, mortgage or lease any such property and to convey; transfer or dispose of any such property on such terms and conditions as the Trustee deems appropriate.

(c) To grant options for the sale, transfer, exchange or disposal of any such property.

(d) To exercise all voting rights pertaining to any securities, to consent to or request any action on the part of the issuer of any such securities, and to give general or special proxies or powers of attorney with or without power of substitution.

(e) To consent to or participate in amalgamations, reorganizations, recapitalizations, consolidations, mergers, liquidations, or similar transactions with respect to any securities, and to accept and to hold any other securities issued in connection therewith.

(f) To exercise any subscription rights or conversion privileges with respect to any securities held in the Trust Fund.

(g) To collect and receive any and all money and other property of whatsoever kind or nature due or owing or belonging to the Trust Fund and to give full discharge and acquittance therefore, and to extend the time of payment of any obligation at any time owing to the Trust Fund, as long as such extension is for a reasonable period and continues reasonable interest.

(h) To cause any securities or other property to be registered in, or transferred to, the individual name of the Trustee or in the name of one or more of its nominees, or one or more nominees of any system for the centralized handling of securities, or it may retain them unregistered and in a form permitting transferability by delivery, but the books and record of the Trust shall at all times show that all such investments are a part of the Trust Fund.

(i) To organize under the laws of any State or corporation for the purpose of acquiring and holding title to any property which it is authorized to acquire under this Plan and to exercise with respect thereto any or all of the powers set forth in this Plan.

(j) To manage, operate, repair, improve, develop, preserve, mortgage or lease for any period any real property or any oil, mineral or gas properties, royalties, interest or rights held by it directly or through any corporation, either alone or by joining with others, using other Trust assets for any of such purposes, to modify extend, renew, waive or otherwise adjust any or all of the provisions of any such mortgage or lease, and to make provision for amortization of the investment in or depreciation of the value of such property.

(k) To settle, compromise, or submit to arbitration any claims, debts or damages due or owing to or from the Trust, to commence or defend suits or legal proceedings whenever, in its judgment, any interest of the Trust requires it, and to represent the Trust in all suits or legal proceedings in any court of law or equity or before any other body or tribunal, insofar as such suits or proceedings relate to any property forming part of the Trust Fund or to the administration of the Trust Fund.

(l) To borrow money from others for the purposes of the Trust, but the Trustee shall not be authorized to borrow any money from its banking department or from the Employer or any Related Employer except as allowed by applicable law.

(m) Generally to do all acts, whether or not expressly authorized, which the Trustee deems necessary or desirable, but acting at all times according to the principles of prudence.

(n) To do all such acts and exercise all such rights and privileges, although not specifically mentioned herein, as the Trustee may deem necessary to carry out the purposes of the Plan and Trust.

         11.08    DUTIES REGARDING CONTRIBUTIONS AND PAYMENTS.

At the direction of the Administrator, the Trustee shall, from time to time, in accordance with the terms of the Plan: (a) accept contributions to Plan, including but not limited, contributions by the Employer; the Trustee is not obligated to collect any contributions from the Employer or to see that such funds are deposited according to the provisions of the Plan or to see that the contributions received comply with the provisions of the Plan; and (b) make payments out of the Trust Fund; except as otherwise provided herein, the Trustee shall not be responsible in any way for the application of such payments. Any distributions made from the Trust shall be in cash, securities, or other property as the Company shall determine. If payment is in securities, the securities to be used in making such payment shall be those which the Administrator shall in his sole discretion determine, and such securities shall be valued for the purpose of such payment at the value thereof as of the date of such payment.

         11.09    TRUSTEE'S COMPENSATION AND EXPENSES AND TAXES.

The Trustee shall be paid such reasonable compensation as shall from time to time be agreed upon in writing by the Company and the Trustee. An individual serving as Trustee who already receives full-time pay from the Employer shall not receive compensation from the Plan. In addition, the Trustee shall be reimbursed for any reasonable expenses, including reasonable counsel fees incurred by it as Trustee. Such compensation and expenses shall be paid from the Trust Fund unless paid or advanced by the Employer.

All taxes of any kind and all kinds whatsoever that may be levied or assessed under existing or future laws upon, or in respect of, the Trust Fund or the income thereof, shall be paid from the Trust Fund.

         11.10    ANNUAL REPORT.

Within three (3) months after the end of each Plan Year or receipt of the Employer's contribution for each Plan Year, the Trustee shall furnish to the Company and Administrator a written statement of account with respect to the Plan Year for which such contribution was made setting forth:

(a) the net income or loss of the Trust Fund;

(b) the gains or losses realized by the Trust Fund upon sales or other disposition of the assets;

(c) the increase or decrease in the value of the Trust Fund;

(d) all payments and distributions made from the Trust Fund; and

(e) such further information as the Trustee and/or Administrator deems appropriate.

The Company, upon its receipt of each such statement of account, shall acknowledge receipt thereof in writing and advise the Trustee and/or Administrator of its approval or disapproval thereof. Failure by the Company to disapprove any such statement of account within thirty (30) days after its receipt thereof shall be deemed an approval thereof. The annual report may also be prepared at such intervals as requested by the Plan Administrator or Committee with respect to the transactions effected by the Trustee during the Plan Year or such other period.

         11.11    RECORDS AND ACTIONS.

The Trustee shall keep accurate and detailed accounts of all investments, receipts and disbursements and other transactions hereunder, and all its accounts, books and records relating to the Trust shall be open to inspection and audit by any person designated by the Employer at all reasonable times.

         11.12    APPOINTMENT, RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEE.

(a) The Company hereby appoints the Trustee named in Section 2.77 to serve as Trustee hereunder. The Company may designate one or more successors prior to the death, resignation, incapacity, or removal of a Trustee. In the event a successor is so designated by the Company and accepts such designation, the successor shall, without further act, become vested with all the estate, rights, powers, discretions, and duties of his predecessor with the like effect as if he were originally named as Trustee herein immediately upon the death, resignation, incapacity, or removal of his predecessor. If there shall be more than one Trustee, they shall act by a majority of their number, but may authorize one or more of them to sign documents on their behalf.

(b) The Trustee may resign at any time by delivering to the Company a written notice of his resignation.

(c) The Company may remove the Trustee at any time by giving reasonable notice in writing, addressed to such Trustee at his last known address.

(d) Upon the death, resignation, incapacity, or removal of any Trustee, a successor may be appointed by the Company; and such successor, upon accepting such appointment in writing and delivering same to the Company, shall, without further act, become vested with all the estate, rights, powers, discretions, and duties of his predecessor with like respect as if he were originally named as a Trustee herein. Until such a successor is appointed, the remaining Trustee or Trustees shall have full authority to act under the terms of the Plan.

(e) Whenever any Trustee hereunder ceases to serve as such, he shall furnish to the Company and Administrator a written statement of account with respect to the portion of the Fiscal Year during which he served as Trustee. This statement shall be either (i) included as part of the annual statement of account for the Fiscal Year required under Section 11.10 or (ii) set forth in a special statement. Any such special statement of account should be rendered to the Employer no later than 60 days after the removal or resignation of the Trustee. The procedures set forth in Section 11.10 for the approval by the Company of annual statements of account shall apply to any special statement of account rendered hereunder and approval by the Company of any such special statement in the manner provided in Section 11.10 shall have the same effect upon the statement as the Company's approval of an annual statement of account. No successor to the Trustee shall have any duty or responsibility to investigate the acts or transactions of any predecessor who has rendered all statements of account required by Section 11.10 and this subparagraph.

         11.13    LIABILITY OF TRUSTEE.

(a) The Trustee shall be entitled to rely upon a certification of the Administrator with respect to any instruction or direction of the Administrator and also to rely upon the certification of the Employer as to the name of the Administrator then authorized and in continuing to rely upon such certification until a subsequent certification is filed with the Trustee. The Trustee shall be entitled to act in reliance upon any instrument, certificate, or paper believed by Trustee to be genuine and to be signed or presented by the proper person or persons, and the Trustee shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing, but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained. Notwithstanding the above, any action of the Employer pursuant to any of the provisions of this Plan and Trust may be evidenced by a resolution of the Employer certified over the signature of the Secretary or an Assistant Secretary of the Employer and under its corporate seal, and the Trustee shall be protected to the extent the law permits in acting in accordance with any such resolution so certified. Any action of the Employer pursuant to any of the provisions of this Plan and Trust may be evidenced by a letter or other communication signed by any officer of the Employer.

All requests, directions, orders, requisitions and instructions of the Plan Administrator or Committee to the Trustee shall be in writing. They shall be signed either by the Secretary of the Plan Administrator or Committee or by any one member of the Committee, if any; authorized by the majority to sign. The Trustee shall act in accordance with, and shall be protected to the extent the law permits in acting in accordance with and relying upon, such requests, directions, orders, requisitions, instructions and any other communications, unless upon their faces such communications constitute prohibited transactions as defined by Section 4975(b) of the Internal Revenue Code of 1954, or if such transactions would not be in the best interest of the Participants and Beneficiaries.

The Plan Administrator shall furnish the Trustee from time to time with certified copies of the resolutions of its Board evidencing the appointment and termination of the office of any members of the Committee and the appointment of successors thereto. The Trustee shall be entitled to assume that the membership of the Committee is so stated in any such certified copy of resolutions of the Plan Administrator delivered to it, and the Trustee shall not be charged with notice of any charge in the membership of a Committee until it shall have received a certified copy of a resolution of the Board evidencing such change. If at any time the full number of Committee members provided for in the Plan has not been designated by the Plan Administrator, the member or members acting at such time shall be deemed to be the Committee.

The Trustee may from time to time consult with counsel, who may be its own counsel, and shall be protected to the extent the law permits in acting upon such advice of counsel as respects legal questions. The Trustee may also from time to time employ agents and expert assistants and delegate to them such ministerial duties as it sees fit, provided that such delegation is permitted by the Employer. In the event that the Trustee does delegate such ministerial duties, it shall periodically review the performance of the person(s) to whom these duties have been delegated.

The Trustee may make any distribution or payment required to be made by it hereunder by mailing its check for the specified amount, or delivering the specified property, to the person to whom such distribution or payment is to be made at such address as may have been last furnished to the Trustee, or if no such address shall have been so furnished, to such person in care of the Employer, the Plan Administrator or the Committee, or (if so directed by the Plan Administrator or Committee) by crediting the account of such person or by transferring funds to such person's account by bank wire or transfer.

                                   ARTICLE XII

                      Committee Powers and Responsibilities
                      -------------------------------------

         12.01    APPOINTMENT OF COMMITTEE.

The Plan Administrator may appoint a Committee which shall serve at the pleasure of the Plan Administrator to assume any or all responsibilities the Plan Administrator may choose to delegate to it. If appointed, the Committee shall constitute a named fiduciary under the Plan. Any member of the Committee may resign, and his successor, if any, shall be appointed by the Plan Administrator.

If a Committee is appointed, the members of the Committee shall elect a Chairman and may elect an acting Chairman. They shall also elect a Secretary and may elect an acting Secretary, either of whom may be, but need not be, a member of the Committee. The Committee may appoint from its membership such subcommittees with such powers as the Committee shall determine and may authorize one or more of its members, or any agent, to execute or deliver any instruments or to make any payment in behalf of the Committee.

If appointed, the Committee shall hold such meetings upon such notice at such places and at such intervals as it may from time to time determine. Notice of meetings shall not be required if notice is waived in writing by all of the members of the Committee or if all such members are present at the meeting.

A majority of the members of the Committee shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee at any meeting shall be by vote of a majority of those present and entitled to vote at any such meeting. Resolutions may be adopted or other action taken without a meeting upon written consent thereto signed by all of the members of the Committee.

No individual member of the Committee shall have any right to vote or decide upon any matter relating solely to himself or to any of his rights or benefits under the Plan (except that such member may sign unanimous written consent to resolutions adopted or other action taken without a meeting).

No fee or compensation shall be paid to the Plan Administrator or any member of the Committee for services as such.

The Plan Administrator or Committee shall be entitled to reimbursement out of the Trust Fund for any reasonable expenses properly and actually incurred in the performance of duties in the administration of the Plan.

All requests, directions, requisitions and instructions of the Committee to the Trustee shall be in writing and signed by the Plan Administrator or Secretary of the Committee or by any member of the Committee, appointed and authorized by the majority to sign.

                                      XII-1

         12.02    POWERS.

The Committee shall administer the Plan in accordance with its terms. The Committee shall have all powers necessary to enable it to carry out its duties as provided herein. Not in limitation, but in amplification of the foregoing, the Committee shall have the power to interpret and construe the Plan and to determine all questions that may arise hereunder as to the status and rights of Participants and others hereunder, consistent with the provisions hereof. The Committee shall have discretion in interpreting the terms of the Plan and in making determinations regarding the status and rights of Participants and others under the Plan, subject to the provisions of Section 10.02.

         12.03    NO DISCRIMINATION.

The Committee shall not take any action nor direct the Trustee to take any action which would result in benefiting one Participant or group of Participants at the expense of another Participant or in discriminating between Participants who are similarly situated.

         12.04    ACTION BY THE COMMITTEE.

The Committee shall act by a majority of the members constituting the Committee at any given time. Such action may be taken either by vote at a meeting or in writing without a meeting, in which case such writing shall be signed by all the members.

         12.05    RECORDS.

The Committee shall keep a record of all its proceedings and all information necessary for the proper administration of the Plan.

         12.06    COMPENSATION AND EXPENSES.

The members of the Committee shall serve without compensation for their services as such, but shall be reimbursed by the Employer for all necessary expenses incurred in the discharge of their duties.

         12.07    INDEMNIFICATION.

The Employer shall indemnify any person who is or was a member of the Committee and any person who is or was an Employee of the Employer and who performs or performed services with respect to the Plan, against all liabilities and all reasonable expenses (including, without limitation, counsel fees and amounts paid in settlement other than to the Employer) incurred or paid in connection with any threatened or pending action, suit or proceeding to which he (or his executor, administrator or other legal representative) may be made to a party, or in which he may otherwise be involved, by reason of the fact that he serves or has served as a member of the Committee or otherwise performs or has performed services with respect to the Plan; provided, however that (a) if such action, suit or proceeding shall be prosecuted against such person (or his executor, administrator or other legal representative) to final determination on the merits or otherwise, it shall be finally adjudged in such action, suit or proceeding that such person is liable for gross negligence or willful misconduct in the performance of his duty to the Employer or the Plan in relation to the matter or matter in respect of which indemnification is claimed, or (b) if such action, suit or proceeding

                                      XII-2
shall be settled or otherwise terminated as against such person (or his executor, administer or other legal representative) without a final determination, it shall be determined that such person was not guilty of gross negligence or willful misconduct in the performance of his duty to the Employer or the Plan in relation to the matter or matters in respect of which indemnification is claimed, such determination to be made by a majority of the members of the Board of Directors of the Employer or by independent counsel to whom the question may be referred by the Board of Directors.

         12.08    STATUTORY CLAIMS PROCEDURE.

The Administrator shall have discretion regarding benefit determinations. Unless waived by the Administrator, any person entitled to benefits hereunder must file a claim with the Administrator upon forms furnished by the Administrator and as prepared by the Committee. Notwithstanding any other provision of this Plan, payment of benefits need not be made until receipt of the claim and the expiration of the time periods specified in this Section 12.08 for rendering a decision on the claim. In the event a claim is denied, benefits need not be made or commence until a final decision is reached by the Administrator, subject to the provisions of Section 10.02.

The Administrator shall notify the claimant of its decision within ninety (90) days after receipt of the claim. However, if special circumstances require, the Administrator may defer action on a claim for benefits for an additional period not to exceed ninety (90) days, and in that case it shall notify the claimant of the special circumstances involved and the time by which it expects to render a decision.

If the Administrator determines that any benefits claimed should be denied, it shall give notice to the claimant setting forth the specific reason or reasons for the denial and provide a specific reference to the Plan provisions on which the denial is based. The Administrator shall also describe any additional information necessary for the Participant to perfect the claim and explain why the information is necessary. Such claimant shall be entitled to full and fair review by the Administrator of the denial. The claimant shall have sixty (60) days after receipt of the denial in which to file a notice of appeal with the Administrator. A final determination by the Administrator shall be rendered within sixty (60) days after receipt of the claimant's notice of appeal. Under special circumstances such determination may be delayed for an additional period not to exceed sixty (60) days, in which case the claimant shall be notified of the delay prior to the close of the initial sixty (60) day period. Prior to the decision of the Plan Administrator or Committee pursuant to Section 12.08 the claimant shall be given an opportunity to review pertinent documents and to submit issues and comments in writing. The Administrator's final decision shall set forth the reasons and the references to the Plan provisions on which it is based. The Administrator shall have discretion in interpreting the terms of the Plan and in making claim determinations. In accordance with Section 10.02, final determinations shall be made by the Named Fiduciary and such determinations shall be conclusive and binding on all persons. If the Plan Administrator or Committee fails to notify the claimant of the decision regarding his claim in accordance with this Article, the claim shall be deemed denied, and the claimant shall then be permitted to proceed with the claims review procedure provided herein. The decision of the Plan Administrator or committee shall be deemed final and conclusive.

         12.09    Reserved.

                                      XII-3

                                  ARTICLE XIII

                       Amendment, Termination, and Mergers
                       -----------------------------------

         13.01    AMENDMENT.

(a) The Employer shall have the right at any time to amend the Plan. However, no such amendment shall authorize or permit any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their beneficiaries or estates; no such amendment shall cause any reduction in the amount credited to the account of any Participant; no such amendment shall eliminate or reduce an early retirement benefit, eliminate an optional form of benefit (as provided in Treasury regulations) or restrict, directly or indirectly, the benefit provided to any Participant prior to the amendment; no amendment shall cause or permit any portion of the Trust Fund to revert to or become the property of the Employer; and no such amendment which affects the rights, duties or responsibilities of the Trustee and/or the Administrator may be made without the Trustee's and/or the Administrator's written consent. Any amendment to the Plan shall become effective as provided therein upon its execution. The Trustee shall not be required to execute any such amendment unless the amendment affects the duties of the Trustee hereunder. The Authority to amend the Plan shall be exercised in an Action signed by the Board of Directors.

(b) An amendment (including the adoption of this Plan as a restatement of an existing plan) may not decrease a Participant's accrued benefit, except to the extent permitted under Section 412(c)(8) of the Code, and may not reduce or eliminate protected benefits under Section 411(d)(6) of the Code determined immediately prior to the adoption date (or, if later, the effective date) of the amendment. An amendment reduces or eliminates protected benefits under Section 411(d)(6) of the Code if the amendment has the effect of either (i) eliminating or reducing an early retirement benefit or a retirement-type subsidy (as defined in Treasury Regulations), or (ii) except as provided by Treasury Regulations, eliminating an optional form of benefit.

The Administrator must disregard an amendment to the extent application of the amendment would fail to satisfy this subparagraph (b). If the Administrator must disregard an amendment because the amendment would violate clause (i) or clause
(ii), the Administrator must maintain a schedule of the early retirement option or other optional forms of benefit the Plan must continue for the affected Participants.

         13.02    AMENDMENT OF VESTING SCHEDULE.

(a) If the Plan's vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the Participant's nonforfeitable percentage or if the Plan is deemed amended by an automatic change to or from a Top-Heavy vesting schedule, each Participant with at least three (3) Years of Service with the Employer may elect, within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed under the Plan without regard to such amendment or change. For Participants who do not have at least one (1) Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting "five (5) Years of Service" for "three (3) Years of Service" where such language appears.

                                     XIII-1

(b) The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

(i)      Sixty (60) days after the amendment is adopted;

(ii)     Sixty (60) days after the amendment becomes effective; or

(iii) Sixty (60) days after the Participant is issued written notice of the amendment by the Employer or Administrator.

         13.03    TERMINATION; DISCONTINUANCE OF CONTRIBUTIONS.

The Company shall have the right at any time to discontinue its contributions hereunder and to terminate or partially terminate this Plan and the Trust hereby created, by delivering to the Trustee written notice of such discontinuance or termination. The Authority to terminate, partially terminate or discontinue contributions shall be exercised in an Action signed by the Board of Directors. Notice of such termination shall be given to the Trustee by an instrument in writing, executed by the Company and acknowledged in the same form as this Plan and Trust, together with a certified copy of the resolution of the Board of Directors authorizing such termination. The Company shall send a copy of such notice to each member of the Committee, if appointed.

Upon complete discontinuance of the Company's contributions, or full or partial termination of the Trust, all affected Participants' interests and rights to benefits shall become fully vested, and shall not thereafter be subject to forfeiture except to the extent that law or regulations my preclude such vesting in order to prevent discrimination in favor of officers, shareholders or Highly Compensated Employees. Upon final termination of the Trust, the Administrator shall direct the Trustee to distribute all assets remaining in the Trust, such distribution to commence as determined by the Administrator. Until the Administrator so directs, the Trustee shall continue to administer the Trust in accordance with the provisions hereof, and shall make distributions in the event of death, Disability, or other termination of employment as herein provided. In the event the Administrator shall not within a reasonable time after such termination have given the Trustee the directions provided in this Section, the assets then remaining in the Trust shall be distributed in such manner as may be directed by a judgment or decree of a court of competent jurisdiction.

In distributing Participants' Accounts, the Trustee may deduct therefrom before distribution all expenses properly chargeable against the Trust Fund, and shall then distribute such Accounts to the Participants in accordance with the value of the interests of such Participants as of the date of such distribution. Such distribution of the Accounts of every Participant or his beneficiary shall be in cash or in the assets in which the Trust Fund may be invested unless annuities have been purchased.

Upon termination and after payment of all Trust expenses and liabilities and benefits to Participants and beneficiaries, the balance of any residual Trust assets, if any, shall unless the Company determines otherwise, be delivered to and for the benefit of the Company.

                                     XIII-2

         13.04    MERGER OR CONSOLIDATION.

This Plan and Trust may be merged or consolidated with, or its assets and/or liabilities may be transferred to any other plan and trust only if the benefits which would be received by a Participant of this Plan, immediately after such transfer, merger or consolidation (if the Plan then terminated), are at least equal to the benefits the Participant was entitled to immediately before the transfer, merger or consolidation (if the Plan had then terminated). The authority to transfer, merge or consolidate shall be exercised in an Action signed by the Board of Directors.

In order to carry a merger into effect, special provisions applicable only to accounts of the merging plans may be necessary. Special provisions are set forth at Schedule A and Schedule B.

                                     XIII-3

                                   ARTICLE XIV

                              Top-Heavy Provisions
                              --------------------

         14.01    APPLICATION OF ARTICLE.

The provisions of this Article shall be effective for any Plan Year in which the Plan is determined to be Top Heavy.

         14.02    DEFINITIONS.

For purposes of this Article, the following words shall have the meanings stated after them unless otherwise specifically provided:

(a) "Key Employee" shall mean any Employee, former Employee, or beneficiary who at any time during the Plan Year containing the Determination Date, or the four preceding Plan Years:

         (i) Was an officer of the Employer and received compensation greater than fifty percent (50%) of the defined benefit dollar limit of Section 415(b)(1)(A) of the Code;

         (ii) One of the ten employees owning the largest interest in the Employer or considered owning such interest by virtue of Section 318 of the Code and who received compensation from the Employer in excess of the defined contribution dollar limit;

         (iii) A five percent (5%) owner of the Employer; or

         (iv) A one percent (1%) owner of the Employer who received compensation in excess of $150,000 per year.

Annual "compensation" means compensation as defined in Section 415(c)(3) of the Code, but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludible from the Employee's gross income under
Section 125, Section 402(a)(8), Section 402(h) or Section 403(b) of the Code. The determination period is the Plan Year containing the Determination Date and the four (4) preceding Plan Years.

(b) "NON-KEY EMPLOYEE" shall mean those Employees who are not Key Employees.

(c) "DETERMINATION DATE" shall mean, with respect to any Plan Year, the last day of the preceding Plan Year. In the case of the first Plan Year, "Determination Date" shall mean the last day of the first Plan Year.

(d) "REQUIRED AGGREGATION GROUP" shall mean (1) each qualified plan of the Employer in which at least one Key Employee participates, and (2) any other qualified plan of the Employer (including any plan that has been terminated within the five year period ending on the Determination Date) which enables a plan described in clause (1) to meet the requirements of Sections 401(a)(4) or 410 of the Code.

                                      XIV-1

(e) "PERMISSIVE AGGREGATION GROUP" shall mean the Required Aggregation Group plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

         14.03    TOP-HEAVY DETERMINATION.

A Plan shall be considered a Top-Heavy Plan for the Plan Year if, as of the Determination Date:

(a) The Top-Heavy Ratio for this Plan exceeds sixty percent (60%); or

(b) The Plan is part of a Required Aggregation Group and the Top-Heavy Ratio for such Group exceeds sixty percent (60%).

However, and notwithstanding (a) and (b) above, the Plan shall not be considered a Top-Heavy Plan for any Plan Year in which the Plan is a part of a Required or Permissive Aggregation Group and the Top-Heavy Ratio for such Group is sixty percent (60%) or less.

         14.04    TOP-HEAVY RATIO.

(a) If this is the only plan maintained by the Employer or if only defined contribution plans are aggregated with this Plan in making the Top-Heavy determination, the Top-Heavy Ratio for this Plan or for the Required or Permissive Aggregation Group shall be a fraction, the numerator of which is the sum of the Accounts of all Key Employees as of the Determination Date (including any part of any Account distributed during the five-year period ending on the Determination Date), and the denominator of which is the sum of the Accounts of all Participants as of the Determination Date (including any part of any Accounts distributed during the five-year period ending on the Determination
Date). Both the numerator and the denominator of the Top-Heavy Ratio shall be adjusted to reflect any contribution which is required to be taken into account under Section 416 of the Code.

(b) If the Employer maintains a defined benefit plan or plans that are aggregated with this Plan in making the Top-Heavy Determination, the Top-Heavy Ratio for the Required or Permissive Aggregation Group shall be a fraction, the numerator of which is the sum of Accounts under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with
(a) above, plus the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date, and the denominator of which is the sum of the Accounts under the aggregated defined contribution plan or plans for all Participants, determined in accordance with (a) above, plus the present value of accrued benefits under the aggregated defined benefit plan or plans for all Participants as of the Determination Date. The accrued benefits under a defined benefit plan in both the numerator and the denominator of the Top-Heavy Ratio shall be adjusted for any distribution of an accrued benefit made during the five-year period ending on the Determination Date. The present value of any accrued benefit shall be determined based on the actuarial assumptions contained in the aggregated defined benefit plan.

(c) For purposes of subparagraphs (a) and (b) above, the value of the Accounts and the present value of accrued benefits shall be calculated as of the Determination Date and the Accounts and accrued benefits of any Participant (i) who is not a Key Employee but who was a Key Employee in a prior year, or (ii) who has not performed any service for any Employer maintaining the Plan at any time during the five-year period

                                      XIV-2
ending on the Determination Date shall be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers and transfers are taken into account shall be made in accordance with Section 416 of the Code and the Regulations thereunder. When aggregating plans, the value of the Account and accrued benefits shall be calculated with reference to the Determination Dates that fall within the same calendar year.

The accrued benefit of a Participant other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(c) of the Code.

         14.05    MINIMUM VESTING.

For any Plan Year in which this Plan is Top-Heavy, the following vesting schedule shall apply:

the vesting schedule as shown in Section 8.01(a) which provides for full and immediate vesting for a Participant's total Account.

The minimum vesting schedule applies to all benefits within the meaning of
Section 411(a)(7) of the Code except those attributable to Participant Contributions, including benefits accrued before the effective date of Section 416 of the Code and benefits accrued before the Plan became Top-Heavy. Further, no decrease in a Participant's nonforfeitable percentage may occur in the event the Plan's status as Top-Heavy changes for any Plan Year. However, this Section does not apply to the Account balances of any Employee who does not have an Hour of Service after the Plan has initially become Top-Heavy and such employee's Account balance will be determined without regard to this Section 14.05.

         14.06    MINIMUM BENEFIT.

If the provisions of this Article apply for any Plan Year, the contributions and forfeitures allocated to the Account of any Non-Key Employee who is employed by the Employer on the last day of the Plan Year shall equal at least three percent (3%) of the Compensation of such Non-Key Employee. However, in the event that the largest percentage of Compensation provided on behalf of any Key Employee for the Plan Year is less than three percent (3%) of such Key Employee's Compensation, the minimum percentage of Compensation that must be provided for any Non-Key Employee for the Plan Year under this Section 14.06 is the largest percentage of Compensation provided on behalf of any Key Employee for that Plan Year.

This minimum allocation shall be made even though under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the Plan Year because of (i) the Participant's failure to complete 1000 Hours of Service (or any equivalent provided in the Plan), or (ii) the Participant's failure to make mandatory Employee After-Tax Contributions to the Plan, or (iii) Compensation less than a stated amount. This shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year. The provision shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer and the Employer has provided that the minimum allocation or benefit requirement applicable to top-heavy plans will be met in the other plan or plans.

                                      XIV-3

         14.07    LIMITATION ON CONTRIBUTION.

For any Plan Year in which the Plan is Top-Heavy, with respect to any Participant who is covered under a defined benefit plan, the "defined benefit plan fraction" and the "defined contribution plan fraction" referred to in
Section 4.05 shall be computed by substituting "1.0" in lieu of "1.25" in both denominators.

                                      XIV-4

                                   ARTICLE XV

                               Participant Loans.

         15.01    AVAILABILITY OF LOANS.

No Plan loans are permitted.

         15.02    Reserved.

         15.03    Reserved.

         15.04    Reserved.

         15.05    Reserved.

         15.06    Reserved.

         15.07    Reserved.

         15.08    Reserved.

         15.09    Reserved.

         15.10    Reserved.

         15.11    Reserved.

                                   ARTICLE XVI

                                  Miscellaneous
                                  -------------

         16.01    PARTICIPANT'S RIGHTS.

This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him as a Participant of this Plan.

         16.02    ALIENATION.

(a) Subject to the exceptions provided below, no benefit which shall be payable out of the Trust Fund to any person (including a Participant or his beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law.

(b) This provision shall not apply to the extent a Participant or beneficiary is indebted to the Plan, for any reason, under any provision of the Plan. At the time a distribution is to be made to or for a Participant's or beneficiary's benefit, such proportion of the amount distributed as shall equal such indebtedness shall be paid by the Trustee to the Trustee or the Administrator, at the direction of the Administrator, to apply against or discharge such indebtedness. Prior to making a payment, however, the Participant or beneficiary must be given written notice by the Administrator that such indebtedness is to be so paid in whole or part from his Participant's Account. If the Participant or beneficiary does not agree that the indebtedness is a valid claim against his Account, he shall be entitled to a review of the validity of the claim in accordance with procedures provided in Article XII.

(c) Subparagraph (a) shall not apply to a Qualified Domestic Relations Order. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders as set forth in Section 9.01 herein and to administer distributions under such qualified orders.

         16.03    CONSTRUCTION OF PLAN.

This Plan and Trust shall be construed and enforced according to ERISA and the Code and the laws of the State of Ohio, and other than its laws respecting choice of law, to the extent not preempted by ERISA.

                                      XVI-1

         16.04    GENDER AND NUMBER.

Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

         16.05    PROHIBITION AGAINST DIVERSION OF FUNDS.

Except as provided below and otherwise specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any trust fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants or their beneficiaries.

         16.06    BONDING.

Every fiduciary, except a bank or an insurance company, unless exempted by ERISA and regulations thereunder shall be bonded in an amount not less than ten percent (10%) of the amount of the funds such fiduciary handles; provided, however, that the minimum bond shall be $1,000 and the maximum bond $500,000. The amount of funds handled shall be determined at the beginning of each Plan Year by the amount of funds handled by such person, group, or class to be covered and their predecessors, if any, during the preceding Plan Year, or if there is no preceding Plan Year, then by the amount of the funds to be handled during the then current year. The bond shall provide protection to the Plan against any loss by reason of acts of fraud or dishonesty by the fiduciary alone or in connivance with others. The surety shall be a corporate surety company (as such term is used in Section 412(a)(2) of ERISA), and the bond shall be in a form approved by the Secretary of Labor. Notwithstanding anything in the Plan to the contrary, the cost of such bonds shall be an expense of and may, at the election of the Administrator, be paid from the Trust Fund or by the Employer.

         16.07    PROTECTIVE CLAUSE.

Neither the Company nor the Employer nor the Trustee, nor their successors, shall be responsible for the validity of any insurance contract issued hereunder or for the failure on the part of the insurer to make payments provided by any such Contract, or for the action of any person which may delay payment or render a Contract null and void or unenforceable in whole or in part.

         16.08    RECEIPT AND RELEASE FOR PAYMENTS.

Any payment to any Participant, his legal representative, beneficiary, or to any guardian or committee appointed for such Participant or beneficiary in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer and the Company, either of whom may require such Participant, legal representative, beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee or the Company or the Employer.

                                      XVI-2

         16.09    ACTION BY THE EMPLOYER.

Whenever the Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority. Unless waived by the party to whom directed, all notices, reports, requests, elections, designations, claims or other communications referred to in the Plan, and all actions taken pursuant to the Plan, shall be in writing.

         16.10    HEADINGS.

The headings and subheadings of this Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

         16.11    UNIFORMITY.

All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner.

         16.12    PARTICIPATING EMPLOYERS.

Any company deemed to be a member of a controlled group of corporations or trades or business under common control or an affiliated service group pursuant to Section 414(b), (c), (m) or (o) of the Code which the Company is also a member may, with the consent of the Company and action of such company's Board of Directors, elect to participate in the Plan and may adopt the Plan and Trust hereby created. From and after the effective date when such company shall have become a party to this Agreement, it shall for all purposes of this Agreement be included within the meaning of the word "Employer." Provided, however, such participating employers shall not be required to authorize an amendment to the agreement in order to effectuate an amendment or to terminate this Plan and Trust.

         16.13    MISSING PERSONS.

It is the intent of the Employer that contributions to the Plan shall be for the exclusive benefit of the Participants and their beneficiaries. In the event the Administrator cannot locate an individual entitled to receive a distribution under the Plan, the Administrator can act to prevent reversion of such benefits to the state. If the whereabouts of any former Participant and/or beneficiary who is entitled to any distribution under the Plan cannot be determined by the Administrator or the Employer, then the Administrator may instruct the Trustee to maintain such Participant's or beneficiary's Account in suspense. The Administrator shall, from time to time during the following three (3) years, make reasonable efforts to locate such missing Participant or beneficiary. If the Participant or beneficiary to whom payment is due cannot be found within such three (3) year period, the Administrator may declare such Account a forfeiture and allocate it in accordance with Section 4.07. If a claim is later made by a Participant or beneficiary for an Account which has been forfeited pursuant to this Section, the forfeited benefit shall be restored out of forfeitures occurring during the Plan Year or by means of a special Employer Contribution and be paid to such claimant.

Alternatively, the Administrator may deposit the Participant's Account in a "bank" defined in Section 581 of the Code.

                                      XVI-3

It shall be the responsibility of the terminating Participant to keep the Administrator informed as to his address, and the Trustee and the Administrator shall not be required to do anything further than sending all papers, notices, payments or the like to the last address given them by such Participant unless they can be shown to have acted in bad faith, having had knowledge of the Participant's actual whereabouts.

         16.14    MUTUAL EXCLUSIVITY OF BENEFITS.

No Participant or beneficiary shall be entitled to receive more than one type of benefit under this Plan. Any election or type of benefit made by the Participant shall be binding on the Participant as well as his beneficiary.

         16.15    SEVERABILITY.

If any provision of this Plan shall be for any reason invalid or unenforceable, the remaining provisions shall nevertheless be carried into effect.

         16.16    SPENDTHRIFT CLAUSE.

The right of any Participant or beneficiary to any benefit or to any payment hereunder or to any separate account shall not be subject to alienation or assignment. If any Participant shall, except as hereby permitted, attempt to assign, transfer or dispose of such right, or should such right be subjected to attachment, execution, garnishment, sequestration or other legal, equitable or other process, it shall ipso facto pass to such one or more persons as may be appointed by the Administrator from among the beneficiaries, if any, therefore designated by such Participant and the Spouse and blood relatives of the Participant. However, the Administrator, in his sole discretion, may reappoint the Participant to receive any payment thereafter becoming due either in whole or in part. Any appointment made by the Administrator hereunder may be revoked by the Administrator at any time, and further appointment made by him.

All provisions in this instrument for the vesting and payment of any sum or interest are subject to the provisions that such sum and interest shall not be anticipated, alienated or in any other manner assigned by the Participant and shall not be subject to be reached or applied either by any creditor, Spouse or divorced Spouse of any Participant, nor by or under any agreement or decree of separation or divorce, voluntary or involuntary, of any Participant, but shall be for the benefit of the beneficiary chosen by the Participant or Administrator pursuant to this Section, except as provided pursuant to a Qualified Domestic Relations Order.

         16.17    PAYMENT TO MINOR OR INCOMPETENT.

In the event that any amount is payable to a minor or other legally incompetent persons, such payment shall be made for the benefit of such minor or other incompetent person in any of the following ways as the Administrator, in his sole discretion, shall determine: (a) to the legal representative or custodian of such minor or other incompetent person, as defined in the Ohio Rev. Code
Section 1339.34; (b) to some near relative of such minor or other incompetent person, to be used for the latter's benefit. The Administrator shall not be required to see to the proper application of any such payment made to any person pursuant to the provisions of this Section.

                                      XVI-4

         16.18    LEGAL ACTIONS.

Except as may be specifically provided for by law, in any action or proceeding involving the Trust or any property constituting a part or all thereof, or the administration thereof, the Company, the Employer, the Administrator, and the Trustee shall be the only necessary parties and no Employees or former Employees of the Employer or their beneficiaries or any other person having or claiming to have an interest in the Trust or under the Plan shall be entitled to any notice or process.

Except as may be specifically provided for by law, any final judgment which is not appealed or appealable that may be entered in any such action or proceeding shall be binding and conclusive on the parties hereto and all persons having or claiming to have an interest in the Trust or under the Plan.

         16.19    VOTING OF STOCK.

Shares of stock held in the Employer Stock Fund shall be voted by the Trustee in accordance with the directions of the Participants. Each Participant shall vote the equivalent number of shares for the sums allocated to his accounts as of the next preceding Valuation Date. The number of full shares of stock to be voted as directed by the Participant shall be determined by multiplying the total number of shares held by the Employee Stock Fund by a fraction, the numerator of which is the Participant's balance in the Employer Stock Fund and the denominator of which is the total balance of the Employer Stock Fund.

This Plan and Trust is adopted by the Company and the Trustee as of the dates appearing opposite their respective signatures.

                                     COMPANY:

                                     FIRST FINANCIAL BANCORP

Date:                                By:
     ------------------------           ---------------------------------------

                                     TRUSTEE:

                                     SOCIETY BANK, N.A. (DAYTON)

Date:
     ------------------------         -----------------------------------------
                                      XVI-5

                                      XVI-6

                         FIRST FINANCIAL BANCORP THRIFT
                                 PLAN AND TRUST

                                   APPENDIX A

                         LIST OF PARTICIPATING EMPLOYERS
                                (March 31, 1996)

BRIGHT NATIONAL BANK  (JANUARY 1, 1996)
P.O. Box 188
Flora, IN 46929
(219) 967-4151

CITIZENS COMMERCIAL BANK & TRUST CO.
225 N. Main Street, Box 170
Celina, OH 45822
(419) 586-5121

CITIZENS FIRST STATE BANK
101 W. Washington St., Box 720
Hartford City, IN 47348
(317) 348-2350

CLYDE SAVINGS BANK (JANUARY 1, 1995)
137 W. Buckeye St., Box 118
Clyde, OH 43410
(419) 547-7733

FAYETTE FEDERAL SAVINGS BANK
A DIVISION OF HOME FEDERAL BANK,  FSB
630 Central Ave., Box 267
Connersville, IN 47331
(317) 825-5121

FIDELITY FEDERAL SAVINGS BANK
116 W. 4th Street, Box 1480
Marion, IN 46952-7880
(317) 662-6668

HOME FEDERAL BANK, A FEDERAL SAVINGS BANK
Third & Court Streets, Box 296
Hamilton, OH 45012
(513) 868-0100

INDIANA LAWRENCE BANK
106 N. Market St., Box 502
North Manchester, IN 46962

PEOPLES BANK & TRUST  (JANUARY 1, 1996)
Hwy. 101 North, Box 168
Sunman, IN 47041-0168
(812) 623-2237

UNION BANK & TRUST COMPANY
7 North Fifth Street
P.O. Box 17
North Vernon, IN 47265
(812) 346-2215

UNION TRUST BANK
221 W. Pearl Street, Box 447
Union City, IN 47390
(317) 964-3185

VAN WERT NATIONAL BANK
102 E. Main Street, Box 11
Van Wert, OH 45891
(419) 238-2265

FIRST NATIONAL BANK OF SOUTHWESTERN OHIO
Third & High Sts., Box 476
Hamilton, OH 45012
(513) 867-4700


                         FIRST FINANCIAL BANCORP THRIFT

                                 PLAN AND TRUST

                                   APPENDIX A

                         LIST OF PARTICIPATING EMPLOYERS

CITIZENS COMMERCIAL BANK & TRUST CO.
225 N. Main Street, Box 170
Celina, OH 45822
(419) 586-5121

CITIZENS FIRST STATE BANK
101 W. Washington St., Box 720
Hartford City, IN 47348
(317) 348-2350

FAYETTE FEDERAL SAVINGS BANK
630 Central Ave., Box 267
Connersville, IN 47331
(317) 825-5121

FIDELITY FEDERAL SAVINGS BANK
116 W. 4th Street, Box 1480
Marion, IN 46952-7880
(317) 662-6668

HOME FEDERAL BANK, A FEDERAL SAVINGS BANK
Third & Court Streets, Box 296
Hamilton, OH 45012
(513) 868-0100

INDIANA LAWRENCE BANK
106 N. Market St., Box 502
North Manchester, IN 46962

UNION BANK & TRUST COMPANY
7 North Fifth Street
P.O. Box 17
North Vernon, IN 47265
(812) 346-2215

UNION TRUST BANK
221 W. Pearl Street, Box 447
Union City, IN 47390
(317) 964-3185

VAN WERT NATIONAL BANK
102 E. Main Street, Box 11

Van Wert, OH 45891
(419) 238-2265

FIRST NATIONAL BANK OF SOUTHWESTERN OHIO
Third & High Sts., Box 476
Hamilton, OH 45012
(513) 867-4700

                                                                      SCHEDULE A

         This Schedule A was adopted by First Financial Bancorp in conjunction with the merger of the FIDELITY FEDERAL SAVINGS AND LOAN ASSOCIATION RETIREMENT SAVINGS PLAN (the "Fidelity Plan") into the First Financial Bancorp Thrift Plan (the "First Financial Plan") effective July 1, 1991. The principal purpose of this Schedule is to protect rights and optional forms of benefit offered by the Fidelity Plan. The effective date of this Schedule is July 1, 1991 and was adopted as an amendment to the Plan on August 27, 1991.

         (1) All Service with Fidelity Federal Savings and Loan Association is recognized.

         (2) Former Fidelity Plan Matching Contribution Accounts are fully vested effective July 1, 1991.

         (3) Former Fidelity Plan Participants may irrevocably elect to have their Matching Contribution Account (as of July 1, 1991) invested in a Savings Account Fund to be selected or established by the Plan Committee. Funds invested in this Savings Account Fund are not eligible for transfer to any other fund.

         (4) The accounts of former Fidelity Plan Participants (July 1, 1991 balances plus subsequent earnings) are subject to, Special Provisions. These Special Provisions protect rights and benefit options of former Fidelity Participants as required by Code Section 411(d)(6). The Plan Committee shall establish procedures for separately accounting for transferred assets and income therefrom. The Special Provisions have priority over other Plan provisions but only apply to assets transferred from the Fidelity Plan by reason of merger and do not apply to contributions made on or after July 1, 1991 to this First Financial Plan. All provisions of this First Financial Plan not inconsistent with the Special Provisions apply to assets transferred by plan merger.

The Special Provisions are as set forth below:

                         SCHEDULE OF SPECIAL PROVISIONS

         This Schedule applies ONLY to assets (and income earned by such assets) transferred by plan merger from the Fidelity Plan effective July l, 1991. This
Schedule is effective July 1, 1991.

         PAYABLE EVENTS. Subject to the provisions of this Schedule, a Participant's entire Account shall be payable to him, or in the event of his death to his beneficiary, upon the first to occur of his termination of employment by reason of his death, Disability, retirement, or other separation from service in accordance with this Schedule.

         Notwithstanding anything contained herein to the contrary, in the event the value of the Participant's vested Account exceeds $3,500 (or at the time of any prior distributions exceeded $3,500), no distribution shall be made prior to the date the Participant attains (or would have attained if not deceased) the later of Normal Retirement Age or age 62 without the Participant's written consent and the written consent of the Participant's Spouse, if required. Failure to consent shall be deemed to defer commencement of payment of any amount until Participant reaches Normal Retirement Age.

          NORMAL FORM OF BENEFIT. The Participant's vested Account shall be payable to an unmarried Participant in the form of a life annuity and to a married Participant in the form of a Qualified Joint and Survivor Annuity unless an optional form of benefit, as specified below, is selected pursuant to a Qualified Election within the ninety (90) day period ending on the Annuity Starting Date.

         The Plan Administrator shall provide each Participant, within a period no less than thirty (30) days and no more than ninety (90) days prior to the Annuity Starting Date, a written explanation of:

         (a)      the terms and condition of a Qualified Joint and Survivor
Annuity;

         (b) the Participant's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit;

         (c)      the rights of a Participant's Spouse; and

         (d) the right to make and, the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

         PRE-RETIREMENT DEATH BENEFIT. If a Participant dies before benefits have commenced, benefits shall be payable to the Spouse (or other properly designated beneficiary) of a married Participant in the form of a Qualified Pre-Retirement Survivor Annuity or to an unmarried Participant in the form of a life annuity unless an optional form of benefit, as specified below, has been selected pursuant to a Qualified Election.

         A Participant may make a Qualified Election within the period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death. If a Participant separates from service prior to the first day of the Plan Year in which age 35 is attained, with respect to the Account balance as of the date of separation, the election period shall begin on the date of separation.

         A Participant who will not yet attain age 35 as of the end of any current Plan Year may make a special qualified election to waive the Qualified Pre-Retirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age 35. Such election shall not be valid unless the Participant receives a written explanation of the Qualified Pre-Retirement Survivor Annuity. Qualified Pre-Retirement Survivor Annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after such date shall be subject to the full requirements of a Qualified Election.

         The Plan Administrator shall provide each Participant within the "Applicable Period" a written explanation of:

         (a) the terms and conditions of a Qualified Pre-Retirement Survivor Annuity;

         (b) the Participant's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit;

         (c) the rights of a Participant's Spouse; and (d) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Pre-Retirement Survivor Annuity.

         The "Applicable Period" for a Participant is whichever of the following periods ends last: (i) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the plan year in which the Participant attains age 35; (ii) a reasonable period ending after the individual becomes a participant; (iii) a reasonable period ending after this Section first applies to the Participant. Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from service in the case of a Participant who separates from service before attaining age 35.

         For purposes of applying the preceding paragraph, a reasonable period ending after the enumerated events described in (ii) or (iii) is the end of the two-year period beginning one (1) year prior to the date the applicable event occurs, and ending one (1) year after that date. In the case of a Participant who separates from service before the Plan Year in which age 35 is attained, notice shall be provided within the two (2) year period beginning one (1) year prior to separation and ending one (1) year after separation. If such a Participant thereafter returns to employment with the Employer, the Applicable Period for such Participant shall be redetermined.

         OPTIONAL FORMS OF BENEFIT. In lieu of the form of benefit provided above, a Participant may elect, provided his Spouse consents pursuant to a Qualified Election, to have his vested Account paid in one of the following forms:

         In one lump sum payment in cash or in property;

         In installment payments over a period certain in monthly, quarterly, semi-annual or annual cash payments;

         As an annuity contract from a legal reserve life insurance company as selected by the Participant (or, in the absence of such Participant selection, by the Employer). The annuity may be paid in equal monthly payments over any of the following periods: (i) the life of the Participant; (ii) a period certain, or a period certain and life, which period is not longer than the life expectancy of the Participant, or (iii) a period certain, or a period certain and life, which period is not longer than the joint life and last survivor expectancy of the Participant and his designated beneficiary.

         In any combination of the foregoing which in the aggregate is the equivalent to the lump sum value of such vested interest.

         In the event Participant shall elect to receive benefits in the form of installment payments, the Trustee shall segregate such Participant's Account in a separate, federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate or other liquid short-term security. Such installment payments shall be for a period not to extend beyond the Participant's life expectancy or the life expectancy of the Participant and his designated beneficiary.

         Notwithstanding the provisions above, in the event the Participant's vested Account is $3,500 or less (and at the time of any prior distributions did not exceed $3,500) the Trustee shall distribute the entire vested Account to the Participant (or to his beneficiary) in one lump sum payment.

         BENEFICIARY DESIGNATION AND CONSENT OF SPOUSE. The beneficiary of any benefit payable upon the death of a married Participant shall be the Participant's Spouse. The beneficiary of any benefit payable upon the death of an unmarried participant shall be the beneficiary(ies) designated by the Participant under procedures established by the Administrator.

         The Participant may designate a beneficiary other than his Spouse if:

         (a) the Spouse consents in writing to such beneficiary designation, or

         (b)      the Participant has no Spouse, or

         (c)      the Spouse cannot be located.

In such event, the designation of a beneficiary shall be made on a form satisfactory to the Administrator. A Participant may, with the written consent of his Spouse, at any time revoke his designation of a beneficiary or change his beneficiary by filing written notice of such revocation or change with the Administrator. Any consent by the Participant's Spouse to any beneficiary designation must be irrevocable, in writing, must acknowledge the effect of such beneficiary designation and the specific non-Spouse beneficiary, and be witnessed by a Plan representative or a notary public.

         IN-SERVICE DISTRIBUTIONS. At the election of the Participant, the Administrator may distribute the entire amount then credited to the Participant's Accounts.

         Provided, however, such distribution shall not apply to a Participant's Elective Deferral Account, Employer Contribution Account, Matching Contribution Account, Qualified Employer Contribution Account, or Rollover Account.

         In the event that the Administrator makes such a distribution, the Participant shall continue to be eligible to participate in the plan on the same basis as any other Employee. Any distribution made pursuant to this Section shall be made in a manner consistent with this Article IX, including, but not limited to, all notice and consent requirements of Sections 411(a)(11) and 417 of the Code and the Regulations thereunder.

                                                                      SCHEDULE B

         This Schedule B was made in conjunction with the merger of the HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF HAMILTON 401(K) RETIREMENT SAVINGS PLAN (the "Home Federal Plan") into the First Financial Bancorp Thrift Plan (the "First Financial Plan") effective January 1, 1992. The principal purpose of this
Schedule is to protect rights and optional forms of benefit offered by the Home Federal Plan. The effective date of this Schedule is January 1, 1992 and was adopted as an amendment to the Plan on May 12, 1993.

         (1)  All Service with Home Federal Savings Bank is recognized.

         (2) The accounts of former Participants (January 1, 1992 balances plus subsequent earnings) are subject to Special Provisions. These Special Provisions protect rights and benefit options of former Home Federal Plan Participants as required by Code Section 411(d)(6). The Plan Committee shall establish procedures for separately accounting for transferred assets and income therefrom. The Special Provisions have priority over other Plan provisions but only apply to assets transferred from the Home Federal Plan by reason of merger and do not apply to contributions made on or after January 1, 1992 to this First Financial Plan. All provisions of this First Financial Plan not inconsistent with the Special Provisions apply to assets transferred by plan merger.

The Special Provisions are as set forth below:

                         SCHEDULE OF SPECIAL PROVISIONS

         This Schedule applies ONLY to assets (and income earned by such assets) transferred by plan merger from the Home Federal Plan effective January 1, 1992. This Schedule is effective January 1, 1992.

         PAYABLE EVENTS. Subject to the provisions of this Schedule, a Participant's entire Account shall be payable to him, or in the event of his death to his beneficiary, upon the first to occur of his termination of employment by reason of his death, Disability, retirement, or other separation from service in accordance with this Schedule.

         As used herein, the term "Disability" shall mean a physical or mental condition of a Participant resulting from bodily injury, disease, or mental disorder which renders him totally and permanently incapable of continuing his usual and customary employment with the Employer. The Disability of a Participant shall be determined by a licensed physician chosen by the Employer.

         Notwithstanding anything contained herein to the contrary, in the event the value of the Participant's vested Account exceeds $3,500 (or at the time of any prior distributions exceeded $3,500), no distribution shall be made prior to the date the Participant attains (or would have attained if not deceased) the later of Normal Retirement Age or age 62 without the Participant's written consent and the written consent of the Participant's Spouse, if required. Failure to consent shall be deemed to defer commencement of payment of any amount until Participant reaches Normal Retirement Age.

         NORMAL FORM OF BENEFIT. The Participant's vested Account shall be payable to an unmarried Participant in the form of a life annuity and to a married Participant in the form of a Qualified Joint and Survivor Annuity unless an optional form of benefit, as specified below, is selected pursuant to a Qualified Election within the ninety (90) day period ending on the Annuity Starting Date. The Participant may elect to receive a smaller annuity benefit with continuation of payments to the spouse at a rate of seventy-five percent (75%) or one hundred percent (100%) of the rate payable to a Participant during his lifetime.

         The Plan Administrator shall provide each Participant, within a period no less than thirty (30) days and no more than ninety (90) days prior to the Annuity Starting Date, a written explanation of:

                  (a) the terms and condition of a Qualified Joint and Survivor Annuity;

                  (b) the Participant's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit;

                  (c)      the rights of a Participant's Spouse; and

                  (d) the right to make and, the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

         PRE-RETIREMENT DEATH BENEFIT. If a Participant dies before benefits have commenced, benefits shall be payable to the Spouse (or other properly designated beneficiary) of a married Participant in the form of a Qualified Pre-Retirement Survivor Annuity or to an unmarried Participant in the form of a life annuity unless an optional form of benefit, as specified below, has been selected pursuant to a Qualified Election.

         A Participant may make a Qualified Election within the period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death. If a Participant separates from service prior to the first day of the Plan Year in which age 35 is attained, with respect to the Account balance as of the date of separation, the election period shall begin on the date of separation.

         A Participant who will not yet attain age 35 as of the end of any current Plan Year may make a special qualified election to waive the Qualified Pre-Retirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age 35. Such election shall not be valid unless the Participant receives a written explanation of the Qualified Pre-Retirement Survivor Annuity. Qualified Pre-Retirement Survivor Annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after such date shall be subject to the full requirements of a Qualified Election.

         The Plan Administrator shall provide each Participant within the "Applicable Period" a written explanation of:

         (a) the terms and conditions of a Qualified Pre-Retirement Survivor Annuity;

         (b) the Participant's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit;

         (c)      the rights of a Participant's Spouse; and

         (d) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Pre-Retirement Survivor Annuity.

         The "Applicable Period" for a Participant is whichever of the following periods ends last: (i) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the plan year in which the Participant attains age 35; (ii) a reasonable period ending after the individual becomes a participant; (iii) a reasonable period ending after this Section first applies to the Participant. Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from service in the case of a Participant who separates from service before attaining age 35.

         For purposes of applying the preceding paragraph, a reasonable period ending after the enumerated events described in (ii) or (iii) is the end of the two-year period beginning one (1) year prior to the date the applicable event occurs, and ending one (1) year after that date. In the case of a Participant who separates from service before the Plan Year in which age 35 is attained, notice shall be provided within the two (2) year period beginning one (1) year prior to separation and ending one (1) year after separation. If such a Participant thereafter returns to employment with the Employer, the Applicable Period for such Participant shall be redetermined.

         OPTIONAL FORMS OF BENEFIT. In lieu of the form of benefit provided above, a Participant may elect, provided his Spouse consents pursuant to a Qualified Election, to have his vested Account paid in one of the following forms:

         In one lump sum payment in cash or in property;

         In installment payments over a period certain in monthly, quarterly, semi-annual or annual cash payments;

         As an annuity contract from a legal reserve life insurance company as selected by the Participant (or, in the absence of such Participant selection, by the Employer). The annuity may be paid in equal monthly payments over any of the following periods: (i) the life of the Participant; (ii) a period certain, or a period certain and life, which period is not longer than the life expectancy of the Participant, or (iii) a period certain, or a period certain and life, which period is not longer than the joint life and last survivor expectancy of the Participant and his designated beneficiary.

         In the event Participant shall elect to receive benefits in the form of installment payments, the Trustee shall segregate such Participant's Account in a separate, federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate or other liquid short-term security. Such installment payments shall be for a period not to extend beyond the Participant's life expectancy or the life expectancy of the Participant and his designated beneficiary.

         Notwithstanding the provisions above, in the event the Participant's vested Account is $3,500 or less (and at the time of any prior distributions did not exceed $3,500) the Trustee shall distribute the entire vested Account to the Participant (or to his beneficiary) in one lump sum payment.

         BENEFICIARY DESIGNATION AND CONSENT OF SPOUSE. The beneficiary of any benefit payable upon the death of a married Participant shall be the Participant's Spouse. The beneficiary of any benefit payable upon the death of an unmarried participant shall be the beneficiary(ies) designated by the Participant under procedures established by the Administrator.

                  The Participant may designate a beneficiary other than his Spouse if:

                  (a) the Spouse consents in writing to such beneficiary designation, or

                  (b)      the Participant has no Spouse, or

                  (c)      the Spouse cannot be located.

In such event, the designation of a beneficiary shall be made on a form satisfactory to the Administrator. A Participant may, with the written consent of his Spouse, at any time revoke his designation of a beneficiary or change his beneficiary by filing written notice of such revocation or change with the Administrator. Any consent by the Participant's Spouse to any beneficiary designation must be irrevocable, in writing, must acknowledge the effect of such beneficiary designation and the specific non-Spouse beneficiary, and be witnessed by a Plan representative or a notary public.

         IN-SERVICE DISTRIBUTIONS. At the election of the Participant, the Administrator may distribute the entire amount then credited to the Participant's Voluntary Contribution Account.

                                                                      SCHEDULE C

         This Schedule C is made in conjunction with the merger of the CLYDE SAVINGS BANK COMPANY RETIREMENT AND SAVINGS PLAN (the "Clyde Plan") into the First Financial Bancorp Thrift Plan (the "First Financial Plan") effective January 1, 1995. The principal purpose of this Schedule is to protect rights and optional forms of benefit offered by the Clyde Plan. The effective date of this
Schedule is January 1, 1995. The Schedule is adopted by the administrative Committee of the First Financial Plan pursuant to authority granted the Committee by First Financial Bancorp Board of Directors' Resolutions dated November 22, 1994.

         (1) All Service with Clyde Savings Bank Company ("Clyde Savings Bank") is recognized.

         (2) Participants in the Clyde Plan as of December 31, 1994 are fully vested in all their accounts.

         (3) The accounts of former Participants (January 1, 1995 balances plus subsequent earnings) are subject to Special Provisions. These Special Provisions protect rights and benefit options of former Clyde Plan Participants as required by Code Section 411(d)(6). The Plan Committee shall establish procedures for separately accounting for transferred assets and income therefrom. The Special Provisions have priority over other Plan provisions but only apply to assets transfered from the Clyde Plan by reason of merger and do not apply to contributions made on or after January 1, 1995 to this First Financial Plan. All provisions of the First Financial Plan not inconsistent with the Special Provisions apply to assets transferred by plan merger. The Special Provisions are set forth below:

                        SCHEDULE OF SPECIAL PROVISIONS

         This Schedule applies ONLY to assets (and income earned by such assets) transfered by plan merger from the Clyde Plan effective January 1, 1995. This
Schedule is effective January 1, 1995.

         PAYABLE EVENTS. (Section 9.01). Disability is specifically recognized as a payable event. A Participant is Disabled if he is determined by the administrative Committee to meet one or more of the following requirements:

         (1) The Participant is receiving disability benefits under the Social Security Act as the result of total and permanent disability.

         (2) The Participant is receiving benefits under a disability income plan maintained by the Employer as a result of total and permanent disability.

         (3) The Participant is determined by a physician chosen by the Committee to be totally and permanently disabled.

         ADDITIONAL OPTIONAL FORMS OF BENEFIT.  (Section 9.04)

         In addition to forms of benefit provided by Sections 9.02 and 9.04 of the First Financial Plan, the following optional forms are available as if incorporated in Section 9.04.

         (1) In the form of monthly, quarterly, semi-annual or annual installments over a period not to exceed the life expectancy of the Participant and the Participant's Beneficiary; or

         (2) For any Participant who participated in the Plan during a Plan Year beginning before January 1, 1989, in any optional form of benefit provided under the Clyde Plan immediately prior to January 1, 1989.

                                                                      SCHEDULE D

         This Schedule D is made in conjunction with the merger of THE BRIGHT NATIONAL BANK 401(k) PROFIT SHARING PLAN (the "Bright Plan") into the First Financial Bankcorp Thrift Plan (the "First Financial Plan") effective January 1, 1996. The principal purpose of this Schedule is to protect rights and optional forms of benefit offered by the Bright Plan. The effective date of this Schedule is January 1, 1996. The Schedule is adopted by the administrative Committee of the First Financial Plan pursuant to authority granted the Committee by First Financial Bancorp Board of Directors resolutions dated August 22, 1995.

         (1)  All Service with The Bright National Bank is recognized.

         (2) The accounts of all former Bright Plan participants who become participants in the First Financial Plan are fully vested effective January 1, 1996.

         (3) Former Bright Plan Participants may irrevocably elect to have their Matching Contribution Account (as of January 1, 1996) invested in a Savings Account Fund to be selected or established by the Plan Committee. Funds invested in this Savings Account Fund are not eligible for transfer to any other fund.

         (4) The accounts of former Bright Plan Participants (January 1, 1996 balances plus subsequent earnings) are subject to, Special Provisions. These Special Provisions protect rights and benefit options of former Bright Participants as required by Code Section 411(d)(6). The Plan Committee shall establish procedures for separately accounting for transferred assets and income therefrom. The Special Provisions have priority over other Plan provisions but only apply to assets transferred from the Bright Plan by reason of merger and do not apply to contributions made on or after July 1, 1996 to this First Financial Plan. All provisions of this First Financial Plan not inconsistent with the Special Provisions apply to assets transferred by plan merger. The Special Provisions are as set forth below:

                         SCHEDULE OF SPECIAL PROVISIONS

         This Schedule applies ONLY to assets (and income earned by such assets) transferred by plan merger from the Bright Plan effective January 1, 1996. This
Schedule is effective January 1, 1996.

         WHEN BENEFIT PAYMENTS BEGIN FOR DISABLED PARTICIPANTS. Benefits payable to a Disabled Participant will begin as soon as practicable after the first day of the month following the date the Participant becomes a Disabled Participant. A Participant is Disabled when a physician chosen by the Plan Administrator determines that the Participant is totally and permanently disabled.

         METHODS OF BENEFIT PAYMENT. Subject to the $3,500 cash out rule, if a Participant's Accrued Benefit becomes payable, the Accrued Benefit shall be paid in one of the settlement options described in subsections (a), (b) or (c), as the Participant shall elect:

                  (a) in the form of a lump sum

                  (b) in the form of monthly, quarterly, semi-annual or annual installments over a period not to exceed the life expectancy of the Participant and the Participant's Beneficiary; or

                  (c) for any Participant who participated in the Plan (Bright
Plan) during a Plan Year beginning before January 1, 1989, in any optional form of benefit provided under the Prior Plan.

         LOANS. The loan provisions of Article X of the Bright Plan are not continued under the First Financial Plan, except that any loans outstanding to former participants in the Bright Plan as of January 1, 1996 shall continue to be administered pursuant to the provisions of the Bright Plan until such loans are repaid in full or otherwise collected by the Plan.

         REHIRES. If any participant in the Bright Plan who was not 100% vested, separated from service on or before December 31, 1995 and received or is deemed to have received a distribution pursuant to the Bright Plan, resumes employment covered under this Plan, such participant shall have the right to repay to the Plan the full amount of the distribution attributable to employer contributions on or before the earlier of the date that the participant incurs 5 consecutive 1-year Breaks in Service following the date of distribution or five years after the first date on which the participant is subsequently reemployed. In such event participant's account shall be restored to value thereof at the time the distribution was made; intervening investment gains (if any) shall be ignored.

                                  CERTIFICATION
                                  -------------

         I hereby certify that the foregoing is a true and authentic copy of the First Financial Bancorp Thrift Plan and Trust, effective as of the 1st day of
January, 1989 and amended and restated on the     day of            , 1994.

                                                 FIRST FINANCIAL BANCORP

Date:                                       By:
     -------------------------                 ---------------------------

                             FIRST FINANCIAL BANCORP

                                 APRIL 23, 1996

         WHEREAS, this Corporation sponsors the First Financial Bancorp Thrift Plan (the "Plan") last restated effective January 1, 1989; and

         WHEREAS, legal counsel has recommended that certain provisions of
Article VII of the Plan be amended to simplify references to Participant investment options;

         NOW, THEREFORE, BE IT RESOLVED:

         (1) That effective January 1, 1995, Section 7.03 of the Plan is amended to read as set forth below:

         7.03 INVESTMENT ELECTIONS.

         Each Participant shall elect the manner in which his Employee After-Tax Contribution, if any, and Elective Deferral amounts are to be invested. The first such election shall be made by an Employee prior to becoming a Participant. Subsequent elections may be made effective on any Valuation Date in the Plan Year. Participants may specify how present and future account balances are to be invested. Any change in investment direction for prior account balances and future account balances must be a change expressed in multiples of twenty percent (20%) of the amount in the fund.

         The Participant may choose to have his Employee After-Tax Contribution and Elective Deferral accounts invested in the Employer Stock Fund or in any of the alternate investment funds established by the Trustee as part of the overall Trust fund.

         EMPLOYER STOCK FUND

         This fund shall be primarily invested in common stock of First Financial Bancorp, or its successors by merger.

         This Section 7.03 is effective January 1, 1995.

         (2) That the proper officers of this Corporation or any subsidiary are authorized and directed to take such action as may be necessary, appropriate or advisable to insure the continued qualification of the Plan, including submission of the amendment to the Internal Revenue Service for a determination letter and incident thereto to adopt such changes to the Plan as may be noted to them by the Internal Revenue Service as necessary to qualify the Plan under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986.

                   -------------------------------------------

         The undersigned, being the Secretary of First Financial Bancorp, an Ohio corporation, with offices at Hamilton, Ohio, does certify that the foregoing resolutions were adopted by the Board of Directors of First Financial Bancorp at a meeting held on April 23, 1996, at which a quorum was present.

                                             -----------------------------------
                                             Secretary


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